UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Korn Ferry

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF **2025** ANNUAL STOCKHOLDERS' MEETING AND **PROXY STATEMENT**

KORN FERRY

What We Stand For: Our Values

Inclusion

We embrace people with different points of view, from all backgrounds. And we think and work as one team.

Honesty

We say what we mean and we do what we say. We hold ourselves to the highest standards. And we make it safe for people to speak out when they see something wrong.

Knowledge

We are insatiably curious, always learning new things. And we actively help our colleagues grow and develop, too, with mentoring and support.

Performance

We never settle for the status quo. We always strive to be better today than we were yesterday and do our best for our clients, colleagues, and stockholders.

Table of Contents

01 Governance
Proposal 1: Election of Directors	12
The Board of Directors	13
Director Qualifications	14
Annual Board and Committee Evaluations	14
Snapshot of Director Nominees	15
Background and Qualifications of Director Nominees	16
Corporate Governance	22
Board Leadership Structure	22
Director Independence	23
Board’s Oversight of Enterprise Risk and Risk Management	24
Board Committees	26
Board Education and Refreshment	28
Culture of Integrity and Code of Business Conduct and Ethics	30
Commitment to Good Governance Practices	30

02 Compensation
Proposal 2: Advisory Resolution to Approve Executive Compensation	34
Compensation Discussion and Analysis	35
Our Named Executive Officers	35
Executive Compensation Philosophy and Oversight	39
Our Process: From Strategy to Compensation-Related Metrics	40
Elements of Compensation & Compensation Decisions and Actions	43
Other Compensation Elements	49
Other Policies	51
Compensation and Personnel Committee Report on Executive Compensation	52
Compensation Committee Interlocks and Insider Participation	52
Compensation of Executive Officers and Directors	53
Fiscal Year 2025, 2024, and 2023 Summary Compensation Table	53
Fiscal Year 2025 Grants of Plan-Based Awards	54
Employment Agreements	54
Fiscal Year 2025 Outstanding Equity Awards at Fiscal Year-End	56
Stock Vested in Fiscal Year 2025	57
Fiscal Year 2025 Pension Benefits	58
Fiscal Year 2025 Nonqualified Deferred Compensation	59
Potential Payments Upon Termination or Change of Control	59
Pay Ratio Disclosure	66
Pay Versus Performance	67
Fiscal Year 2025 Compensation of Directors	70
Equity Compensation Plan Information	71

03 Amendments to Restated Certificate of Incorporation
Proposal 3: Approval of Amendments to Korn Ferry’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	74
Executive Summary	74
Purpose and Effect of the Proposed Amendments	74
Additional Information	75

04 Audit Matters
Proposal 4: Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	78
Audit Committee Matters	79
Fees Paid to Ernst & Young	79
Recommendation to Appoint Ernst & Young as Independent Registered Public Accounting Firm	79
Audit Committee Pre-Approval Policies and Procedures	80
Report of the Audit Committee	81

05 General Information	83
Security Ownership of Certain Beneficial Owners and Management	84
Questions and Answers About the Proxy Materials and the Annual Meeting	85
Other Matters	89
Certain Relationships and Related Transactions	89
Related Person Transaction Approval Policy	89
Delinquent Section 16(a) Reports	90

Frequently Accessed Information
Beneficial Ownership	84
Commitment to Good Governance Practices	30
Director Biographies	16
Director Independence	23
Employment Contract or Letter Agreements	50
Governance Documents	88
How to Vote	86
Related Party Transactions and Policies	89
Risk Oversight	24
Stock Ownership Policy	51
Use of Peer Group	41
Virtual Meeting Information	85

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Letter from Our Chair

“We are proud of the milestones we have reached and the solid foundation we have built. Our strategic initiatives and prudent management have positioned us well for continued future success.”

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”), senior management and more than 9,000 employees of Korn Ferry (the “Company,” “firm,” “we,” “its,” and “our”), we are delighted to invite you to our 2025 Annual Meeting of Stockholders on September 18, 2025, at 8:00 a.m. Pacific Time (the “Annual Meeting”).

As we gather together (virtually), our Board wants to take a moment to express gratitude to our dedicated employees. Their unwavering commitment and tireless efforts have been instrumental in navigating the challenging macroeconomic environment we faced this year. Despite the difficulties, our firm has demonstrated remarkable resilience and achieved strong financial performance. This success is a testament to the hard work and ingenuity of our management team and our colleagues across the globe, who have consistently gone above and beyond to drive our Company forward.

We are proud of the milestones we have reached and the solid foundation we have built. Our strategic initiatives and prudent management have positioned us well for continued future success. As we look ahead, we remain confident in our ability to adapt and thrive in an ever-changing landscape.

On a more personal note, we want to thank and acknowledge both Debra Perry and Charles Harrington who are retiring from our Board as of the Annual Meeting. Their insights, expertise, and camaraderie will be missed.

We also want to thank you for your continued support and trust in our vision. Your vote is important. Whether or not you attend the Annual Meeting virtually, we encourage you to vote. Our Annual Meeting will be conducted online this year through a live audiocast, which is often referred to as a “virtual meeting” of stockholders. Our digital format is meant to allow stockholders to participate safely, conveniently, and effectively.

Together, we will continue to achieve great things.

Sincerely, Jerry P. Leamon, Chair of the Board August [ ], 2025 Korn Ferry 1900 Avenue of the Stars, Suite 1225 Los Angeles, CA 90067 (310) 552-1834
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Korn Ferry intends to release definitive copies of this Proxy Statement to stockholders beginning on or about August 8, 2025

Notice of 2025 Annual Meeting

Meeting Information

Time and Date 8:00 a.m. Pacific Time September 18, 2025	Location Live Audiocast at www.virtualshareholdermeeting.com/KFY2025	Record Date July 31, 2025

Meeting Agenda

1.	Elect the eight directors nominated by our Board of Directors (the “Board”) and named in the Proxy Statement to serve on the Board until the 2026 Annual Meeting of Stockholders.

FOR each Director Nominee

2.	Vote on a non-binding advisory resolution to approve the Company’s executive compensation.

FOR

3.	Approval of amendments to Korn Ferry’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.

FOR

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year.

FOR

5.	Transact any other business that may be properly presented at the Annual Meeting.

Virtual Meeting: Korn Ferry (the “Company,” “we,” “its,” and “our”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) online.

Who Can Vote: Stockholders who owned our common stock as of the close of business on July 31, 2025 (the “Record Date”) can vote online at the Annual Meeting or any adjournments or postponements thereof.

How to Attend: To attend the Annual Meeting online, vote, or submit questions during the Annual Meeting, stockholders of record will need to go to www.virtualshareholdermeeting.com/KFY2025 and log in using their 16-digit control number included on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). Beneficial owners should review these proxy materials and their voting instruction form or the Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

How You Can Vote

Via telephone	1-800-690-6903
Via Internet	Before the Annual Meeting by visiting www.proxyvote.com During the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2025
Via mail	Sign, date, and mail the enclosed proxy card (if you received one)

Please read the proxy materials carefully before voting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. For more information, see pages 85 – 88.

Meeting Disruption: In the event of a technical malfunction or situation that the chair of the Annual Meeting determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair of the Annual Meeting will convene the meeting at 9:00 a.m. Pacific Time on the date specified above and at the Company’s address at 1900 Avenue of the Stars, Suite 1225, Los Angeles, CA 90067, solely for the purpose of adjourning the Annual Meeting to reconvene at a date, time, and physical or virtual location announced by the chair of the Annual Meeting. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.kornferry.com.

August [ ], 2025
Los Angeles, California
By Order of the Board of Directors,

Jonathan Kuai

General Counsel, Corporate Secretary & Managing Director –
Corporate Responsibility & Business Affairs

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 18, 2025:

The Proxy Statement and accompanying Annual Report to Stockholders are available at www.proxyvote.com.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders (page 85)

Date and Time:	September 18, 2025 at 8:00 a.m. Pacific Time

Location:	www.virtualshareholdermeeting.com/KFY2025

Admission:	To participate in the Annual Meeting online, including to vote during the Annual Meeting, stockholders will need the 16-digit control number included on their proxy card, the Notice or voting instruction form, or, if they hold their shares in street name, should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Who Can Vote and How:	On or about August [ ], 2025, we will mail the Notice to stockholders of our common stock as of the close of business on July 31, 2025, other than those stockholders who previously requested electronic or paper delivery of communications from us. Stockholders can vote by any of the following methods described on page 86.

Voting Roadmap (page 85)

Proposal		Board Recommendation	Page Reference

1	Election of Directors • 7 of 8 nominees (87.5%) are independent • Active Board refreshment, with four new directors in last five years • Robust Board oversight of Company strategy and risks • Responsive and evolving corporate governance practices	FOR each Director Nominee	12

2	Advisory Resolution to Approve Executive Compensation	FOR	34

•  Program intended to offer competitive total direct compensation opportunities aligned with stockholder interests

•  Executives incentivized to focus on short- and long-term Company performance

•  Program continues to emphasize pay-for-performance by providing a majority of executive pay in the form of “at risk” compensation via annual cash incentives and long-term equity awards

3	Amendments to Korn Ferry’s Restated Certificate of Incorporation	FOR	74

•  Exculpate certain officers only in connection with direct claims brought by stockholders for breaches of the fiduciary duty of care

•  Expected to further the Company’s goal to attract and retain highly qualified officers, while promoting stockholder accountability

4	Ratification of Independent Registered Public Accounting Firm	FOR	78

•  Independent firm with reasonable fees and strong geographic and subject matter coverage

•  Performance annually assessed by the Audit Committee

•  Served as independent registered public accounting firm since 2002

•  Lead audit partner rotated regularly, with most recent lead audit partner appointed to the role in June 2023

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Who We Are*

Korn Ferry is a global consulting firm that powers performance.	9K+ employees	100+ global offices	50+ countries

We help unlock the potential in people and unleash transformation across organizations—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change.

As client needs have grown more complex, Korn Ferry has expanded its capabilities and become a comprehensive partner for talent and organizational performance. Today, we deliver a broad range of offerings across the talent lifecycle, combining deep expertise with scalable delivery models to meet the needs of organizations at every stage of growth.

FIVE SOLUTION AREAS

I Consulting	I Digital	I Executive Search	I Professional Search & Interim (PSI)	I Recruitment Process Outsourcing (RPO)
$662.7M	$363.5M	$846.2M	$503.5M	$354.1M

WHAT SETS KORN FERRY APART	1	Foundational Assets Proprietary data, behavioral science, and intellectual property developed through decades of real-world application.
	2	Capabilities Span the full talent lifecycle and are built on the strength of our Foundational Assets—enabling organizations to align talent with strategy and design sustained performance.
	3	Integrated Solutions Combine multiple Capabilities to address high-priority, enterprise-wide challenges.
	4

The Korn Ferry Talent Suite®

A comprehensive talent solution built upon Korn Ferry’s research-based intellectual property. This suite of products leverages data-driven insights and AI to enhance talent decisions, optimize the employee experience, and drive organization success.

RICH INTELLECTUAL CAPITAL
10B	Intellectual Property	108M+
Unique talent and organizational data points	Proprietary leadership models, talent frameworks, and behavioral science assets	Assessments

*	Information presented is for fiscal year 2025, unless otherwise indicated. For the five Solution areas, figures represent fee revenue for fiscal year 2025.

2 | 2025 Proxy Statement

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Highlights for Fiscal Year 2025

Our fiscal year 2025 performance reflects the strength of our integrated model—combining deep client partnerships, scalable digital solutions, and industry-specific insights to drive sustainable growth and long-term value.

FINANCIAL HIGHLIGHTS
I Fee Revenue	I Net Income Attributable to Korn Ferry	I Net Income Attributable to Korn Ferry Margin	I Diluted Earnings Per Share
$2.7B	$246.1M	9%	$4.60
I Returned to Stockholders	I Adjusted EBITDA*	I Adjusted EBITDA Margin*	I Adjusted Diluted Earnings Per Share*
$172.5M	$463.9M	17%	$4.88

*	Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. For a discussion of these measures and for their reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

BALANCED APPROACH TO CAPITAL ALLOCATION
$62.4M	$18.5M	$88.9M	$83.6M
I Invested in Capital Expenditures**	I Spent on Debt Service Costs	I Repurchased Shares	I Paid in Dividends

**	Excluding leasehold improvements and furniture and fixtures.

FIVE-YEAR TSR PERFORMANCE

OTHER HIGHLIGHTS
30%	$1.92	1.28M
Quarterly Dividend Increase (to $0.48 per Share)	Indicated Annual Dividend	Shares Repurchased

3 | 2025 Proxy Statement

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RECENT BUSINESS AWARDS AND RECOGNITIONS
America’s #1 Best Executive Recruiting Firm I Forbes Magazine (8 of 9 Years Running)	#1 Executive Search Firm in the Americas I Hunt Scanlon (5th Year Running)	A Leader in Recruitment Process Outsourcing I Everest Group’s RPO Services Peak Matrix Assessment (8th Year Running)	#1 RPO Provider I HRO Today Baker’s Dozen Customer Satisfaction Rating (4th Year Running)
One of America’s Best Management Consulting Firms I Forbes Magazine (4th Year Running)		One of America’s Best Professional Recruiting Firms I Forbes Magazine (8th Year Running)

RECENT CORPORATE RESPONSIBILITY AWARDS AND RECOGNITIONS
100 BEST COMPANIES FOR PARENTS (6th Year Running)	GOLD HIRE VETS MEDALLION U.S. DEPARTMENT OF LABOR (3rd Year Running)	TOP COMPANIES FOR EXECUTIVE WOMEN (5th Year Running)

EQUALITY 100 AWARD HRC (Perfect Score - 6th Year Running)	MANAGEMENT LEVEL CDP RATING	GOLD ECOVADIS SUSTAINABILITY RATING (Top 5%)

AMERICA’S GREENEST COMPANIES 2025 NEWSWEEK	PLATINUM MARCOM AWARDS 2020 - 2023 ESG REPORTS	GOLD HERMES CREATIVE AWARDS 2024 CORPORATE RESPONSIBILITY REPORT

AMERICA’S CLIMATE LEADERS	LEADING COMPANY 2024/25
USA TODAY (3rd Year Running)	ESG TRANSPARENCY AWARD (Top Level)

RECENT CORPORATE RESPONSIBILITY ACCOMPLISHMENTS
PUBLISHED	$4M+	ISO
2024 Corporate Responsibility Report 2024 SASB Report TCFD Report	Donated Financially or Through In-Kind Services in CY’24	Certified Global Privacy & Security Programs

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Corporate Governance (page 22)

INDEPENDENT OVERSIGHT
Independent Board Chair 100% Independent Board Committees Regular Executive Sessions of Independent Directors
As of Filing	If All Nominees Elected

*	Tenure is provided for non-executive directors only. The “As of Filing” tenure calculations include Mr. Harrington’s service with the Board since 2022 and Ms. Perry’s service with the Board since 2008.

ACTIVE BOARD REFRESHMENT	STRONG GOVERNANCE PRACTICES		RESPONSIVE STOCKHOLDER ENGAGEMENT

Annual Director Elections with Majority Voting (in Uncontested Elections)

Annual Board and Committee Self-Evaluations

10-Term Service Limit for Non-Executive Directors Joining the Board After October 1, 2020

No Supermajority Voting Standards

Stockholder Right (at 25% Threshold) to Call Special Stockholder Meetings

No Poison Pill in Effect

No Directors Serve on More than 4 Public Company Boards

Committee-Level Oversight of Corporate Responsibility Program

Communication Process for Stockholders to Communicate with the Board

Regular Stockholder Engagement Throughout the Year

Quarterly Earnings Calls to Discuss Results and Investor Questions

Regular Attendance at Industry Conferences

Director Refreshment (Additions)	Outside Board Service Limits (In addition to Korn Ferry Board)		Met with Active (non-index) Stockholders in FY’25
2024 Russell A. Hagey 2023 Matthew J. Espe 2022 Charles L. Harrington 2021 Laura M. Bishop	Korn Ferry CEO	1 additional public company board
	Executive Officers of Public Companies	1 additional public company board
	Other Directors	3 additional public company boards

5 | 2025 Proxy Statement

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Board Skills & Competencies

Innovative Thinking

High Ethical Standards

Significant Public Company Board, Committee, & Corporate Governance Experience

Risk Management/Oversight Experience

Broad International Experience

Significant Strategic Oversight & Execution Experience

Climate & Energy Experience

Extensive Senior Leadership/Executive Officer Experience (including as a public company Chief Executive Officer)

Experience Overseeing Large & Global Workforces

Broad Product & Marketing Experience

Accounting Experience (including two Certified Public Accountants)

Information Security Experience

Board Nominees (pages 16 – 21)

Doyle N. BENEBY

Independent

Age: 65

Director Since: 2015

Other Public Company Boards: 3

Committees Memberships:

Compensation & Personnel

Nominating & Corporate Governance (Chair)

Experience:

•  Former President and CEO, Midland Cogeneration Venture

•  Former CEO, New Generation Power International

•  Former President and CEO, CPS Energy

Laura M. BISHOP

Independent

Age: 63

Director Since: 2021

Other Public Company Boards: 1

Committee Memberships:

Audit

Compensation & Personnel

Experience:

•  Former EVP and CFO, USAA

•  Former SVP and CFO, Luby’s Inc.

•  Former Senior Manager, Ernst & Young LLP

•  Certified Public Accountant

Gary D. BURNISON

President/CEO
of Korn Ferry

Age: 64

Director Since: 2007

Other Public Company Boards: 0

Committee Memberships: None

Experience:

•  22+ years of service with Korn Ferry

•  Former Principal and CFO, Guidance Solutions

Matthew J. ESPE

Independent

Age: 66

Director Since: 2023

Other Public Company Boards: 3

Committee Memberships:

Audit

Compensation & Personnel

Experience:

•  Former CEO IKON Office Solutions

•  Former CEO Armstrong World Industries

•  Former CEO Radial Inc.

•  Operating Partner, Advent International

•  23+ years of public and private company board experience

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Russell A. HAGEY

Independent

Age: 64

Director Since: 2024

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel

Nominating & Corporate Governance

Experience:

•  Senior Partner and Chief Leadership Officer,
Bain & Company, Inc.

•  41 years of experience in the consulting industry

Jerry P. LEAMON

Independent

Age: 74

Director Since: 2012

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel (Chair)

Experience:

•  Former Global Managing Director, Deloitte

•  Almost 40 years at Deloitte with responsibility for services to many of its largest clients

•  Certified Public Accountant

Angel R. MARTINEZ

Independent

Age: 70

Director Since: 2017

Other Public Company Boards: 1

Committee Memberships:

Audit

Experience:

•  Former Executive Chairman of the Board of Directors and Former CEO and President of Deckers Brands (formerly known as Deckers Outdoor Corporation)

•  27+ years of public board experience

Lori J. ROBINSON

Independent

Age: 66

Director Since: 2019

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel

Nominating & Corporate Governance

Experience:

•  Former Commander, U.S. Northern Command and North American Aerospace Defense Command, Department of the Air Force (Ret.)

•  3+ decades of U.S. Air Force experience

•  Four Star General and first female U.S. Combatant Commander

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2025 Executive Compensation Summary (page 53)

	Gary D. Burnison(1)	Robert P. Rozek(2)	Michael Distefano(3)	Jeanne MacDonald(4)	Lesley Uren(5)	Mark Arian(6)

Base Salary	$1,000,000	$625,000	$550,000	$550,000	$502,410	$421,667
Bonus	–	–	–	–	–	–
Stock Awards	$10,616,012	$4,128,882	$2,359,107	$2,359,107	$255,584	$2,948,900
Non-Equity Incentive Plan Compensation	$2,922,000	$1,461,000	$946,550	$1,019,700	$597,879	–
Change in Pension Value and Nonqualified Deferred Compensation Earnings	$37,867	–	$39,768	–	–	–
All Other Compensation	$95,461	$73,421	$60,732	$874,856	$205,770	$514,377
Total	$14,671,340	$6,288,303	$3,956,157	$4,803,663	$1,561,643	$3,884,944
(1)	President and Chief Executive Officer
(2)	Executive Vice President, Chief Financial Officer and Chief Corporate Officer
(3)	Chief Executive Officer, PSI
(4)	Chief Executive Officer, RPO
(5)	Chief Executive Officer, Consulting
(6)	Former Chief Executive Officer, Consulting

2025 Executive Total Compensation Mix (page 40)

I CEO Compensation Mix*	I Other NEO Compensation Mix*

* Equity awards based upon grant date value.

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Compensation Process Highlights (pages 27 and 39 – 42)

•	Our Compensation and Personnel Committee receives advice from its independent compensation consultant.

•	We review total direct compensation and the mix of the compensation components for our named executive officers relative to our peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global people and organizational consulting firm.

Elements of Compensation (pages 43 – 51)

Element	Purpose	Determination
Base Salary	Compensate for services rendered during the fiscal year and provide sufficient fixed cash income for retention and recruiting purposes.	Reviewed on an annual basis by the Compensation and Personnel Committee, taking into account competitive data from our peer group, input from our compensation consultant, and the executive’s individual performance.
Annual Cash Incentives	Motivate and reward named executive officers for achieving performance goals over a one-year period.	Determined by the Compensation and Personnel Committee based upon performance goals, strategic objectives, and competitive data from our peer group.
Long-Term Incentives	Align the named executive officers’ interests with those of stockholders and motivate and retain top talent.	Determined by the Compensation and Personnel Committee based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, Company performance during the fiscal year preceding the year of grant, and historical grants.

Compensation Practices (page 39)

Clawback policy applicable to all cash incentive payments and performance-based equity awards granted to executive officers.

No “single trigger” equity acceleration for named executive officers in connection with a change in control.

Policies prohibiting insider trading, hedging, speculative trading, or pledging of Company stock.

Stock ownership requirements for named executive officers and directors.

No excise tax gross-ups to any executive officers.

Forward-Looking Statements & Website References

This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations, and intentions, including regarding the Company’s goals or expectations with respect to future financial results, corporate responsibility, including the Company’s Corporate Responsibility Program, employees, compensation philosophy, the expected benefits of the proposed amendments to Korn Ferry’s Restated Certificate of Incorporation, policy, philanthropy, data privacy and cybersecurity, and business risks and opportunities, as well as statements from third parties about our corporate responsibility performance and risk profile. These statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of Korn Ferry. Forward-looking statements are not guarantees or promises that goals or targets will be met. The Company undertakes no obligation to update any forward-looking or other statements, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including legislative and regulatory developments, technological innovations and advances, and those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2025 (the “Form 10-K”), under the heading “Risk Factors,” and subsequent quarterly reports on Form 10-Q.

Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

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11 | 2025 Proxy Statement

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Proposal 1

Election of Directors

Our stockholders will be asked to consider the following eight nominees for election to our Board to serve for a one-year term until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal:

Name	Position with Korn Ferry
Doyle N. Beneby	Director
Laura M. Bishop	Director
Gary D. Burnison	Director and Chief Executive Officer
Matthew J. Espe	Director
Russell A. Hagey	Director
Jerry P. Leamon	Director
Angel R. Martinez	Director
Lori J. Robinson	Director

Mr. Harrington and Ms. Perry will not be standing for re-election at the Annual Meeting. The Company is most grateful to Mr. Harrington and Ms. Perry for their valuable service to the Company.

Each of the nominees was previously elected by stockholders at the 2024 Annual Meeting of Stockholders. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “Background and Qualifications of Director Nominees.” Our Nominating and Corporate Governance Committee (the “Nominating Committee”) has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

All nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Required Vote

In uncontested elections, directors are elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “for” such nominee than the shares voted “against” such nominee. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director is expected to tender his or her resignation to the Board. In that situation, the Company’s Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating Committee’s recommendation and publicly disclose its decision and rationale behind it.

In a contested election, directors are elected by a plurality of the votes cast.

RECOMMENDATION
OF THE BOARD

The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

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The Board of Directors

The Company’s Restated Certificate of Incorporation provides that the number of directors shall not be fewer than eight nor more than fifteen, with the exact number of directors within such limits to be determined by the Board. Currently, the Board is comprised of ten directors; effective immediately upon the election of directors at the Annual Meeting, the size of the Board will be decreased to eight directors. Upon the recommendation of the Company’s Nominating Committee, the Board has nominated the following persons to serve as directors until the 2026 Annual Meeting of Stockholders or their earlier death, resignation, or removal:

Doyle N. Beneby	Russell A. Hagey
Laura M. Bishop	Jerry P. Leamon
Gary D. Burnison	Angel R. Martinez
Matthew J. Espe	Lori J. Robinson

Each of the named nominees is independent under the NYSE rules, except for Mr. Burnison. If re-elected, Mr. Leamon will continue to serve as the Company’s independent non-executive Chair of the Board.

The Board held five meetings during fiscal year 2025. Each of the incumbent directors attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal year 2025. Directors are expected to attend each annual meeting of stockholders. All directors then-serving attended the 2024 Annual Meeting of Stockholders online.

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Director Qualifications

Our Approach	The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversified viewpoints, perspectives, and backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.
Minimum Criteria

The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include:

a reputation for integrity,

honesty and adherence to high ethical standards,

strong management experience,

current knowledge of and contacts in the Company’s industry or other industries relevant to the Company’s business,

the ability and willingness to commit adequate time and attention to Board and Committee activities, and the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial, diverse, and responsive to the needs of the Company.

Diversified Viewpoints and Backgrounds	The Nominating Committee seeks a variety of occupational, educational, and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the Board’s effectiveness. While the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee believes it is essential that Board members represent diversified viewpoints and backgrounds.
Evaluating Board Composition	The Nominating Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current business and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors as the Company’s needs evolve and change over time, and to assess the effectiveness of its efforts to do so.
Identifying Director Candidates	In identifying director candidates from time to time, the Nominating Committee considers recommendations from Board members, management, and stockholders, and may engage a third-party search firm or utilize Company resources. The Nominating Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board. In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board.
Reviewing Director Commitments and Outside Board Service	The Nominating Committee also considers each nominee’s or incumbent director’s ability and willingness to commit adequate time to Board and committee matters, including in light of such person’s service as a public company executive or board member.

Annual Board and Committee Evaluations

Each year, the Board and its committees conduct a self-evaluation to determine that they are functioning effectively and consistently with their purpose and responsibilities. Topics addressed through these processes have included Board structure, director nominations and recruitment, Board and committee meetings and information, Board responsibilities, including management succession planning and oversight of AI risks and opportunities, and Board and management relations.

Solicit Feedback	Review By Outside Counsel	Internal Review	Discussion & Updates
Directors receive via a secure website a detailed questionnaire designed to elicit feedback regarding the functioning and leadership of the Board and each of the committees as a whole.	Outside counsel reviews the responses to the questionnaire and consolidates the feedback into a summary presentation.	A summary of results are provided by outside counsel, with the anonymized responses, to the Chair of the Board and the Chair of the Nominating Committee for review.	The results are discussed at both the Board and Nominating Committee levels, along with a determination of what, if any, changes should be made in light of the responses.

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Snapshot of Director Nominees

Board Composition

The Board and Company are focused on creating a Board that reflects a wide range of backgrounds, experiences, and viewpoints. Each of our nominees possesses certain qualifications, including innovative thinking and high ethical standards, and together they bring a breadth of experience across industries. In addition to these qualifications, the following skills are possessed by one or more of our nominees (as described in the “Background and Qualifications of Director Nominees” section on the following pages):

Risk Management/Oversight Experience	Experience Overseeing Large & Global Workforces
Broad International Experience	Broad Product & Marketing Experience
Significant Strategic Oversight & Execution Experience	Accounting Experience (including two Certified Public Accountants)
Climate & Energy Experience	Information Security Experience
Extensive Senior Leadership/Executive Officer Experience (including as a public company Chief Executive Officer)	Significant Public Company Board, Committee, & Corporate Governance Experience

*	Tenure is provided for non-executive directors only. The “As of Filing” tenure calculations include Mr. Harrington’s service with the Board since 2022 and Ms. Perry’s service with the Board since 2008.
**	Military veterans are not included in this percentage.

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Background and Qualifications of Director Nominees

The biographies below set forth information about each of the director nominees, including each such person’s specific experience, qualifications, attributes, and skills (as described on page 15) that led our Board to conclude that such director nominee should serve on our Board in light of the Company’s current business, structure, and strategic plans.

The process undertaken by the Nominating Committee in recommending qualified director candidates is described above under “Director Qualifications” and below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee.”

Doyle N. BENEBY

Director Since: 2015

Former President and Chief Executive Officer, Midland Cogeneration Venture

Age: 65

Other Directorships:

Public Companies:

•  Quanta Services

•  West Fraser Timber Co. Ltd.

•  Northland Power Inc.

Other Companies:

•  N/A

Professional Experience:

President and Chief Executive Officer (Nov. 2018 – Sept. 2022)

Midland Cogeneration Venture, a natural gas fired combined electrical energy and steam energy generating plant

Chief Executive Officer (Nov. 2015 – May 2016)

New Generation Power International, a start-up international renewable energy company

President and Chief Executive Officer (July 2010 – Nov. 2015)

CPS Energy, the largest public power, natural gas, and electric company in the nation

President, Exelon Power, and Senior Vice President, Exelon Generation (2009 – 2010)

Vice President, Generation Operations, Exelon Power (2008 – 2009)

Vice President, Electric Operations, PECO Energy (2005 – 2008)

Exelon Corporation, a nuclear electric power generation company

Board Qualifications and Key Skills:

Extensive Senior Leadership/Executive Officer Experience: In addition to his experience as a professional director and chair of the Quanta Services board, Mr. Beneby previously served in a multitude of senior leadership positions, including as former President and Chief Executive Officer of Midland Cogeneration Venture, as Chief Executive Officer of New Generation Power International, as President and Chief Executive Officer of CPS Energy, and various leadership roles at PECO Energy and Exelon Power, where he served as President.

Broad Energy Industry Experience: Over 35 years of experience in the energy industry, with expertise in many facets of the electric and gas utility industry. He currently serves on the board of Northland Power, a Canadian power producer, and previously served on the board of Capital Power Corporation from April 2012 to April 2024 and the Midland Business Alliance from January 2019 to December 2023.

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Laura M. BISHOP

Director Since: 2021

Former Executive Vice

President and Chief

Financial Officer, USAA

Age: 63

Other Directorships:

Public Companies:

•  Fidelity FIAA Funds

Other Companies:

•  Pie Group Holdings, Inc.

Professional Experience:

Executive Vice President (June 2014 – Dec. 2020)

Chief Financial Officer (June 2014 – Sept. 2020)

Various Roles, including member of Executive Council (2001 – 2014)

USAA, a Fortune 100 integrated financial services company that provides financial products and services for the military and their families

Various Roles, including Senior Vice President and Chief Financial Officer (1992 – 2000)

Luby’s Inc., a publicly traded restaurant company

Various Roles, including Senior Manager (1983 – 1992)

Ernst & Young LLP, a multinational professional services network

Board Qualifications and Key Skills:

Senior Leadership/Executive Officer Experience: Held senior leadership positions over a nearly 20-year career with USAA, including as Executive Vice President and Chief Financial Officer, and in her near decade of work with Luby’s Inc., including as Senior Vice President and Chief Financial Officer. As a member of USAA’s Executive Council, Ms. Bishop was also responsible for developing and executing strategy while directing activities across enterprise-wide financial management and reporting, including treasury, capital management, controller, tax, planning and forecasting, and strategic cost management. She was also responsible for governance and oversight for investment strategy and management of all institutional and benefit plan portfolios, as well as all capital markets activities, including commercial paper and long-term debt programs, credit facilities, asset-backed securitizations, and reinsurance programs.

Financial Experience and Investment Expertise: In October 2023, Ms. Bishop became a member of the Board of Trustees of the Fidelity Fixed Income & Asset Allocation (FIAA) Funds, having previously served as an Advisory Trustee since September 2022. Since October 2024, she has served as Audit Committee Chair of the Fidelity FIAA Funds. At USAA, she served as the enterprise Chief Financial Officer with financial oversight of USAA’s operating companies spanning the Property and Casualty companies, USAA Federal Savings Bank, and USAA Life Insurance Company. As a Senior Manager at Ernst & Young LLP, she directed audits of publicly traded and privately held companies in a variety of industries. Ms. Bishop also holds a Bachelor of Business Administration in Accounting and is the Chair of the Audit Committee of private company Pie Group Holdings, Inc. Ms. Bishop is a certified public accountant.

Gary D. BURNISON Director Since: 2007 President and Chief Executive Officer Age: 64 Other Directorships: Public Companies: • N/A Other Companies: • N/A

Professional Experience:

President and Chief Executive Officer (July 2007 – Present)

Executive Vice President and Chief Financial Officer (March 2002 – June 2007)

Chief Operating Officer (Oct. 2003 – June 2007)

Korn Ferry

Principal and Chief Financial Officer (1999 – 2001)

Guidance Solutions, a technology services firm

Executive Officer and Director (1995 – 1999)

Jefferies & Company, Inc., a global investment bank

Partner

KPMG Peat Marwick, a multinational professional services network

Board Qualifications and Key Skills:

High Level of Financial Experience: Substantial financial experience gained in roles as President, Chief Executive Officer, and as former Chief Financial Officer and Chief Operating Officer of the Company, as Chief Financial Officer of Guidance Solutions, as an executive officer of Jefferies & Company, Inc., and as a partner at KPMG Peat Marwick.

Senior Leadership/Executive Officer Experience: In addition to serving as the Company’s President and Chief Executive Officer, served as Chief Financial Officer of Guidance Solutions.

Extensive Knowledge of the Company’s Business and Industry: Over 22 years of service with the Company, in increasingly senior roles.

Thought Leader: Author of 10 leadership and career development books, and regular content focused on the intersection of strategy, talent, and leadership, as well as a frequent contributor to media outlets.

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Matthew J. ESPE

Director Since: 2023

Operating Partner, Advent International

Age: 66

Other Directorships:

Public Companies:

•  Anywhere Real Estate Inc.

•  WESCO International, Inc.

•  Diebold Nixdorf

Other Companies:

•  N/A

Professional Experience:

Operating Partner (Nov. 2017 – Present)

Advent International, a Boston-based private equity investment firm

Operating Partner (2018 – April 2023)

Strategic Value Partners Global, a global investment firm

Operating Partner (2018 – Jan. 2023)

Periphas Capital, a private investment firm

Chief Executive Officer (Feb. 2017 – Nov. 2017)

Radial Inc., an ecommerce services business

Operating Advisor (2016 – 2017)

Berkshire Partners, LLC, a private equity firm

President and Chief Executive Officer (2010 – March 2016)

Armstrong World Industries, Inc., a global producer of flooring products and ceiling systems

Chairman and Chief Executive Officer (2008 – 2010)

Ricoh Americas Corporation, an information management and digital services company

Chairman, President and Chief Executive Officer (2003 – 2008)

President and Chief Executive Officer (2002 – 2003)

IKON Office Solutions, Inc., a document management services company

Various Roles, including President and Chief Executive Officer, GE Lighting (1980 – 2002)

General Electric Company, a multinational conglomerate

Board Qualifications and Key Skills:

Senior Leadership/Executive Officer Experience: Over 22-year career at General Electric Company, held increasing roles of responsibility, followed by leadership positions as Chief Executive Officer of multiple public and private companies across industries. He has deep experience in strategy development and execution, operational management, business development, and technology development.

Significant Business Transformation Experience: In his work for private equity firms, served as chairman for two privately held portfolio companies and led the transformation of Radial Inc. as Chief Executive Officer, resulting in the successful sale of the business. As Chief Executive Officer of IKON Office Solutions, transformed the company’s business model and increased shareholder value following its merger with Ricoh Japan.

Extensive Advisory and Board Experience: More than 23 years of public and private company board experience, including as Chairman at Klöckner Pentaplast Europe GmbH & Co. (from 2018 to 2023) and as a director at Diebold Nixdorf (Sept. 2023 to present), Foundation Building Materials Inc. (from 2018 to 2021), Veritiv Corporation (from 2016 to 2017), Armstrong World Industries, Inc. (from 2010 to 2016), and KG Unisys Corporation (from 2004 to 2014). Mr. Espe has also chaired nominating and governance and compensation committees of publicly traded company boards.

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Russell A. HAGEY Director Since: 2024 Senior Partner and Chief Leadership Officer, Bain & Company Age: 64 Other Directorships: Public Companies: • N/A Other Companies: • Fingerpaint Group

Professional Experience:

Chief Leadership Officer (2021 – Present)

Senior Partner (1997 – Present)

Chief Talent Officer (2007 – 2020)

Various Roles, including Managing Partner – Los Angeles Office, Partner, Manager, and Consultant (1982 – 1984; 1986 – 2007)

Bain & Company, Inc., a global management consulting firm

Board Qualifications and Key Skills:

Experience Overseeing Large & Global Workforces: In his role as Chief Leadership Officer at Bain & Company, oversees the firm’s recruiting, professional development, training and human resources functions for Bain’s global staff. Ranked number three on Forbes’s list of the top 10 chief human resources officers in 2015.

Significant Strategic Oversight & Execution Experience: Deep expertise in corporate strategies, growth initiatives, new product development, acquisitions, sales force and distribution issues. His work has spanned large corporate entities in addition to venture and private equity-backed ownership stakes.

Jerry P. LEAMON

Director Since: 2012

Former Global Managing Director, Deloitte

Age: 74

Other Directorships:

Public Companies:

•  N/A

Other Companies:

•  Geller & Company

•  Cytogel Pharma, LLC

•  CBTS

•  Jackson Hewitt Tax Services

Professional Experience:

Various Roles, including Global Managing Director and Partner (1972 – 2012)

Deloitte, a multinational professional services company

Board Qualifications and Key Skills:

High Level of Financial Experience: Substantial financial experience gained from an almost 40-year career with Deloitte, including as leader of the tax practice in the U.S. and globally, and as leader of the M&A practice for more than 10 years.

Accounting Experience: In addition to an almost 40-year career with Deloitte, Mr. Leamon is a certified public accountant.

Broad International Experience: Served as leader of Deloitte’s tax practice, both in the U.S. and globally, and was Global Managing Director for all client programs, including industry programs, marketing communication, and business development.

Service Industry Experience: Deep understanding of operational and leadership responsibilities within the professional services industry, having held senior leadership positions at Deloitte while serving some of their largest clients.

Significant Board Experience: Mr. Leamon serves on a number of boards and non-profit organizations, including Geller & Company, Cytogel Pharma, LLC, CBTS, and Jackson Hewitt Tax Services. He served as chairman of Americares Foundation for seven years and a Board member for 17 years, and also served for over eight years on the board of Credit Suisse USA, a subsidiary of Credit Suisse Group AG. He is also Trustee Emeritus of the University of Cincinnati Foundation and Board and served as a member of the Business Advisory Council of the Carl H. Lindner School of Business.

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Angel R. MARTINEZ

Director Since: 2017

Former Executive Chairman of the Board of Directors and former Chief Executive Officer and President, Deckers Brands

Age: 70

Other Directorships:

Public Companies:

•  Genesco Inc.

Other Companies:

•  Oofos, Inc.

Professional Experience:

Non-Executive Chairman (2016 – 2017)

Executive Chairman (2008 to 2016)

Chief Executive Officer and President (April 2005 – June 2016)

Deckers Brands (formerly known as Deckers Outdoor Corporation), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high performance activities

President, Chief Executive Officer and Vice Chairman (April 2003 – March 2005)

Keen LLC, an outdoor footwear manufacturer

Executive Vice President and Chief Marketing Officer (1999 – 2001)

Chief Executive Officer and President, The Rockport Company (1995 – 1999)

President, Fitness Division (1992 – 1995)

Vice President, Global Business Development (1985 – 1992)

Vice President, Marketing (1983 – 1985)

Various Roles, including as a founding employee (1980 – 1983)

Reebok International Ltd., an American fitness footwear and clothing manufacturer

Board Qualifications and Key Skills:

Extensive Senior Leadership/Executive Officer Experience: Served in numerous senior leadership positions, including as Executive Chairman of the Board, Chief Executive Officer, and President of Deckers Brands, Executive Vice President and Chief Marketing Officer of Reebok International Ltd., President of The Rockport Company, and President and Chief Executive Officer of Keen, LLC.

Broad Product & Marketing Experience: Almost 45 years of experience in management, product, and marketing from senior and director positions with, among other companies, Deckers Brands, Reebok International, The Rockport Company, Genesco Inc., and Korn Ferry.

Significant Public Company Board and Corporate Governance Experience: Over 27 years of public company board service, including as a director of Tupperware Brands Corporation from 1998 to 2020, and Executive Chairman and non-Executive Chairman of the Board of Deckers Brands.

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Lori J. ROBINSON

General (ret.)

Director Since: 2019

Commander, U.S. Northern Command and North American Aerospace Defense Command, Department of the Air Force (Ret.)

Age: 66

Other Directorships:

Public Companies:

•  N/A

Other Companies:

•  CAE USA Inc., a subsidiary of CAE Inc.

•  The Robinson Group, LLC

Professional Experience:

Founder, Director (2018 – Present)

The Robinson Group, LLC

Commander (2016 – 2018)

U.S. Northern Command and North American Aerospace Defense Command, Department of Defense

Commander (2014 – 2016)

Pacific Air Forces, U.S. Air Force

Vice Commander (2013 – 2014)

Air Combat Command, U.S. Air Force

Board Qualifications and Key Skills:

High Level of Leadership Experience: Four Star General and first female U.S. Combatant Commander, holding numerous government leadership roles with the U.S. Department of Defense, including serving as Commander of the U.S. Northern Command and North American Aerospace Defense Command, and Commander, Pacific Air Forces and Air Component Commander for U.S. Pacific Command, leading more than 45,000 Airmen. Named by Time Magazine as one of the “Women Who Are Changing The World” in 2017, in recognition of her service as the first woman to lead a top-tier U.S. Combat Command, and as one of “Time’s Most Influential People in 2016.”

Significant Strategic Oversight and Execution Experience: Over three decades of experience with the U.S. Air Force overseeing, among other things, homeland defense, civil support, and security cooperation. Drawing on her experience with the U.S. Air Force, serves as a Nonresident Senior Fellow of Foreign Policy at the Strobe Talbott Center for Security, Strategy, and Technology at the Brookings Institution.

Extensive International Experience: Interacted with counterparts in the Indo-Pacific (including China) and the Middle East, reported directly to the U.S. Secretary of Defense and Chief of the Canadian Defence Staff, served four combat tours, and oversaw U.S. Air Force operations in the Middle East.

Significant Public Company Board and Corporate Governance Experience: Has served as a director of CAE USA since 2024, and served as a director of Centene Corp. from 2019 to May 2025 and NACCO Industries from 2019 to June 2025.

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Corporate Governance

The Board oversees the business and affairs of the Company and believes good corporate governance is a critical factor in our continued success and also aligns management and stockholder interests. Through our website, at www.kornferry.com, our stockholders have access to key governing documents such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters of each committee of the Board, as well as information regarding our internal Corporate Responsibility Program. The highlights of our corporate governance program are included below:

•

90% Independent Directors (9 of 10)

•

Independent Board Chair

•

100% Independent Board Committees

•

Regular Executive Sessions of Independent Directors

•

Annual Board and Committee Self-Evaluations

•

Annual Strategic Off-Site Meeting

•

No Director Serves on More than Four Public Company Boards (including the Company’s Board)

•

10-Term Service Limit for Non-Executive Directors Joining the Board after October 1, 2020

•

Committee-Level Oversight of Corporate Responsibility Program

•

Board-Level Oversight of Political Contributions and Risk

•

Annual Director Elections

•

Majority Voting for Directors in Uncontested Elections

•

No Poison Pill in Effect

•

Stockholder Communication Process for Communicating with the Board

•

Regular Stockholder Engagement

•

No Supermajority Voting Standards

•

Ability of Stockholders to Call Special Stockholder Meetings

•

Clawback Policy for Incentive- Based Compensation Aligned with NYSE Requirements

•

Stock Ownership Policy

•

Pay-for-Performance Philosophy

•

Policies Prohibiting Hedging, Pledging, and Short Sales

•

No Excise Tax Gross-Ups

•

Annual Evaluation of Corporate Governance Guidelines and Committee Charters

•

Annual Board and Compensation Committee Review of Succession Planning

•

Board Access to Management

Board Leadership Structure

Board Discretion. The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the role of Chair and Chief Executive Officer may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time.

Separate Chair and CEO. Currently, the Board is led by an independent, non-executive Chair, Mr. Leamon. Following the Annual Meeting, Mr. Leamon will serve as Chair of the Board, subject to his re-election as a director at the Annual Meeting. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time because it allows the Chair to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the best interests of the Company to combine the role of Chair and Chief Executive Officer.

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Director Independence

Board Determinations. The Board has determined that as of the date hereof, 90% of the Board is “independent” under the independence standards of The New York Stock Exchange (the “NYSE”). The Board has determined that the following directors and nominees are “independent” under the independence standards of the NYSE: Doyle N. Beneby, Laura M. Bishop, Matthew J. Espe, Russell A. Hagey, Charles L. Harrington, Jerry P. Leamon, Angel R. Martinez, Debra J. Perry, and Lori J. Robinson.

Independence Standards. For a director to be “independent,” the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Executive Sessions. The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. Leamon, as Chair of the Board, currently presides at all executive sessions of the independent directors.

I If All Nominees Are Elected

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Board’s Oversight of Enterprise Risk and Risk Management

The Board plays an active role, both as a whole and also at the committee level, in overseeing the Company’s management of risks. Management is responsible for the Company’s day-to-day risk management activities.

The Board
Oversees Company process for assessing and managing risk
Monitors risks through regular reports from each committee chair and the General Counsel
Apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, including, but not limited to, cybersecurity

Audit Committee	Nominating and Corporate Governance Committee	Compensation and Personnel Committee
Periodically reviews: (i) management’s risk assessment and risk management policies,	Oversees risks associated with operations of the Board and its governance structure	Reviews risks related to the Company’s compensation policies and programs for senior management and employees
(ii) the Company’s major financial risk exposures (including risks related to cybersecurity vulnerabilities), and	Oversees risks associated with corporate responsibility matters	Assists the Board in determining whether the Company’s compensation policies and programs involve risks that are reasonably likely to have a material adverse effect on the Company
(iii) the steps management has taken to monitor and control such exposures

Management
The General Counsel regularly reports to the Audit Committee and periodically reports to the Board on litigation and other legal risks that may affect the Company
Various members of senior management periodically report to the Board on risk mitigation measures related to business continuity, disaster recovery, data privacy, cybersecurity, and AI

The Company has established and periodically updates an enterprise risk assessment program for identifying, aggregating, and evaluating key risks across the enterprise. This program is integrated with the Company’s annual planning, audit scoping, and internal control evaluation by its internal auditor and the Company’s Enterprise Risk Council, composed of leaders of key functions and supported by third-party advisors. In addition to an annual enterprise risk assessment, the Enterprise Risk Council conducts ongoing review and monitoring for new and emerging key enterprise risks as well as for changes to existing key enterprise risks and mitigation measures throughout the year. While the Board reviews risk management more broadly as a dedicated periodic agenda item, the review of the results of the annual enterprise risk assessment and ongoing risk monitoring and mitigation activities throughout the year is a dedicated quarterly agenda item for the Audit Committee. The Company’s other Board committees also consider and address risk during the course of the performance of their committee responsibilities, as summarized in the above graphic.

We believe the division of risk management responsibilities described above provides an appropriate framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management. To address emerging risks, the Company will from time to time form working groups to monitor or focus on such risks, such as the AI & Emerging Technology Working Group, whose responsibilities, membership, and goals have evolved over time.

Throughout the year, the Board and its committees receive regular updates on governance topics ranging from corporate responsibility and human capital matters, legal developments related to corporate governing documents, and evolving SEC disclosure and stockholder proposal requirements, among others.

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Cybersecurity and Data Privacy Risk Oversight

Our Board is responsible for the oversight of the Company’s overall enterprise risk management program, which includes cybersecurity risks. The Board is briefed at least annually by the Chief Information Officer on the readiness and efficacy of the cybersecurity program. These briefs include a review of the Company’s cybersecurity initiatives, key security metrics, business continuity and disaster recovery plans, results of annual internal and external penetration tests, and updates on evolving cyber threats and mitigation plans. These briefs also review significant updates to procedures, policies, and controls used to identify, manage, and mitigate cybersecurity risks. The Board is supported in this oversight by the Audit Committee, which receives regular updates from members of the executive leadership team including the Chief Financial Officer, General Counsel, Chief Information Officer, and the Senior Vice President Internal Audit on emerging cybersecurity risks and issues. For additional information regarding our cybersecurity governance and risk management, please refer to our Form 10-K under the heading “Cybersecurity.”

Assessment of Risk Related to Compensation Programs

During fiscal year 2025, the Company conducted its annual review of executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: (1) balancing performance focus between near-term objectives and longer-term strategic initiatives; (2) issuing annual equity awards that vest over multiyear time horizons, whether vesting is primarily based on continued service or achievement of performance goals; and (3) maintaining a stock ownership policy and a clawback policy applicable to our executive officers. Furthermore, the Compensation and Personnel Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

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Board Committees

Although the full Board considers all major decisions, the Company’s Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee, and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the tables below and reflect fully independent committees led by well-qualified chairs. Following the Annual Meeting, the Board will review the Nominating Committee’s recommendations, if any, regarding the composition of the standing committees.

Audit Committee

Fiscal 2025 Meetings Held: 7

Debra J. PERRY	Laura M.	Matthew J.	Charles L.	Angel R.
CHAIR	BISHOP	ESPE	HARRINGTON	MARTINEZ

Independence:	All Audit Committee members are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the SEC.
Financial Literacy:	The Board, in its business judgment, has determined that Mses. Bishop and Perry and Messrs. Espe, Harrington, and Martinez are “financially literate” under the NYSE rules.
Audit Committee	Ms. Perry, Ms. Bishop, and Mr. Harrington
Financial Experts:	The Board determined that Ms. Perry qualifies as an “audit committee financial expert” from her many years of experience in the financial services industry and service on other public company audit committees, that Ms. Bishop qualifies based on her years of service as a chief financial officer and certified public accountant with Ernst & Young LLP, and that Mr. Harrington qualifies based on his years of service both as a chief financial officer and chief executive officer supervising a chief financial officer, MBA in finance, and service on other public company audit committees.
Committee Report:	The Audit Committee report may be found on page 81.
Key Responsibilities:
•	Directly responsible for the appointment, compensation, retention, evaluation, and oversight of the independent registered public accounting firm, including annual assessments that consider, among other topics, the level of open and professional communication with the Audit Committee;
•	Reviews the independent registered public accounting firm’s qualifications and independence and has processes in place for the timely communication of corporate changes or other events that could impact the firm’s independence;
•	Reviews the plans and results of the audit engagement with the independent registered public accounting firm;
•	Oversees financial reporting principles and policies;
•	Considers the range of audit and non-audit fees;
•	Reviews the adequacy of the Company’s internal accounting controls, including through regular discussions at committee meetings;
•	Oversees the Company’s internal audit function, including annually reviewing and discussing the performance and effectiveness of the Internal Audit Department;
•	Oversees the Company’s Ethics and Compliance Program, including annually reviewing and discussing the implementation and effectiveness of the program;
•	Reviews the Company’s enterprise risk assessment program; and
•	Works to provide for the integrity of financial information supplied to stockholders.

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The Audit Committee also reviews new accounting standards applicable to the Company with the independent registered public accounting firm, Internal Audit Department, General Counsel, and the Chief Financial Officer, and is available to receive reports, suggestions, questions, and recommendations from them. The Audit Committee also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the areas of compliance with legal and regulatory requirements, business conduct, and conflicts of interest.

Members of the Audit Committee may not serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination either on or through the Company’s website or in the annual proxy statement. The Board determined that Mr. Harrington’s simultaneous service on the audit committees of four public companies will not impair his ability to effectively serve on the Audit Committee.

Compensation and Personnel Committee

Fiscal 2025 Meetings Held: 7

Jerry P.	Doyle N.	Laura M.	Matthew J.	Russell A.	Lori J.
LEAMON	BENEBY	BISHOP	ESPE	HAGEY	ROBINSON
CHAIR

Independence:	The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE.
Committee Report:	The Compensation and Personnel Committee report may be found on page 52.

Key Responsibilities:
•	Approves and oversees the Company’s compensation programs, including cash, deferred compensation, and equity-based incentive programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer, and other named executive officers, as well as equity-based compensation and deferred compensation programs provided to any Company employee;
•	Reviews the compensation of directors for service on the Board and its committees;
•	Approves specific compensation actions, including salary adjustments, annual cash incentives, equity award grants, and employment and severance arrangements for the Chief Executive Officer and other executive officers; and
•	Oversees the administration of the Company’s clawback policy.

The Compensation Committee also reviews and develops, in conjunction with the CEO, a CEO succession plan, both for use in an emergency situation and in the ordinary course of business, which the committee reports at least annually to the full Board. The Compensation Committee also oversees succession planning for positions held by senior management (other than the CEO) and reviews such plans at least annually with the Board, including recommendations and evaluations of potential successors to fulfill such positions.

The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors.

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Nominating and Corporate Governance Committee

Fiscal 2025 Meetings Held: 4

Doyle N. BENEBY	Russell A.	Charles L.	Debra J.	Lori J.
CHAIR	HAGEY	HARRINGTON	PERRY	ROBINSON

Independence:	The Board has determined that all members of the Nominating Committee are “independent directors” under the applicable listing standards of the NYSE.

Key Responsibilities:
•	Recommends criteria to the Board for the selection of nominees to the Board;
•	Evaluates all proposed nominees;
•	Prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting;
•	Makes recommendations to the Board from time to time as to changes the Committee believes to be desirable to the size, structure, composition, and functioning of the Board or any committee thereof;
•	Oversees and monitors the Company’s Corporate Responsibility Program and related risks; and
•	Oversees risks associated with operations of the Board and its governance structure.

In evaluating potential nominees and deciding whether to renominate current directors for re-election each year, the Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability and willingness to commit adequate time and attention to Board activities (including his or her service as an executive officer at a public company or on public company boards), and the absence of potential conflicts with the Company’s interests.

Stockholder Recommendations. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating Committee. Stockholders may recommend director nominees by mailing submissions to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary.

Board Education and Refreshment

The Board seeks to bring together a diversified mix of directors that the Board and senior management can leverage to make well considered strategic decisions in the best interests of the Company and its stockholders. In support of this effort, management and the Board endeavor to provide directors with the information and updates needed to support their effective and active oversight of the Company.

Onboarding. Management, working with the Board and the Nominating Committee, is responsible for providing an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management.

Strategic Off-Site. The Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year. The Board also holds an annual off-site meeting that focuses on the Company’s strategy and the major areas of the Company’s business.

Continuing Education. Under our policies, management is responsible for preparing additional educational sessions for directors on matters relevant to the Company, its business plan, and risk profile. The Company also offers to reimburse directors for attending continuing board education programs.

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The Board has also adopted or updated refreshment mechanisms in the Corporate Governance Guidelines to balance the desire for Board refreshment with the flexibility to prioritize a director’s contributions to the Board as the most important factor for determining continued service and allow the Board to retain significantly contributing directors for additional time where warranted.

Ten-Term Service Limit. To encourage Board refreshment, new non-executive directors first joining the Board after October 1, 2020 are not eligible to stand for re-election after serving as a director for ten full terms on the Board.

Retirement Age Policy. A director is generally not eligible to stand for election after the director’s 74th birthday. The Corporate Governance Guidelines, however, reserve the Board’s right, after a formal review of a director’s contributions, to allow a director to stand for election for up to three additional terms of service after reaching his or her 74th birthday. Any such formal review will be conducted prior to nominating a director for any such additional term. The Board and the Nominating Committee believe that this policy appropriately enables the Board to retain the experienced insights of current directors while retaining a retirement age limit as a succession mechanism.

As Chair of the Board since September 2022, and a director since 2012, Mr. Leamon has provided robust guidance and insight to the Board and its oversight of the Company. Mr. Leamon is a highly engaged director and has used his almost 40 years of experience at Deloitte to oversee and inform the Company’s strategic goals. In light of Mr. Leamon’s continued and substantial contributions as a director, the Board, at the recommendation of the Nominating Committee, exercised its right under the Corporate Governance Guidelines to nominate Mr. Leamon to a second additional term after his 74th birthday.

I Director Refreshment

(Additions)

2024	2023	2022	2021
Russell A. Hagey	Matthew J. Espe	Charles L. Harrington	Laura M. Bishop

*	Tenure is provided for non-executive directors only. The “As of Filing” tenure calculations include Mr. Harrington’s service with the Board since 2022 and Ms. Perry’s service with the Board since 2008.

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Culture of Integrity and Code of Business Conduct and Ethics

Korn Ferry is committed to having and maintaining a strong and effective global Ethics and Compliance Program. Consistent with that commitment, the Board has promoted and continues to promote the Company’s culture of ethics and integrity. The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer). Quality and professional responsibility starts with our Korn Ferry colleagues, which the Board emphasizes through the “tone at the top.”

The Code of Business Conduct and Ethics provides a set of shared values to guide our actions and business conduct, including loyalty, honesty, accountability, observance of ethical standards, and adherence to the law. Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to:

•	maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated);
•	deal fairly with the Company’s clients, service providers, suppliers, competitors, and employees;
•	protect Company assets; and
•	for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly.

It also prohibits directors, employees, and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. We intend to post on the Company’s website amendments or waivers, if any, to the Code of Business Conduct and Ethics, with respect to our officers and directors within four business days following the amendment or waiver, where required.

Korn Ferry asks all directors, officers, and employees, no matter where they are in the world, to make a commitment to abide by the Code of Business Conduct and Ethics, and the Company’s values and ethical business conduct practices.

Our ethical business conduct practices and oversight include the following:

•	the Nominating Committee selects potential Board candidates who are committed to promoting the Company’s values, including a corporate culture of ethics and integrity;
•	the Audit Committee is responsible for overseeing the implementation and effectiveness of the Company’s Ethics and Compliance Program, including compliance with the Code of Business Conduct and Ethics;
•	the Company has a General Counsel and Deputy Compliance Officer with a direct reporting channel to the Audit Committee; and
•	the Company conducts compliance-related internal audits, investigations, and monitoring.

Commitment to Good Governance Practices

The Nominating Committee and the Board benchmark its practices against its peers and other companies to review and consider “best practices” in corporate governance. The Nominating Committee and the Board also value stockholder input. Over the past several years, the Board has implemented various governance changes as a result of the Board’s ongoing review of its governance practices, including in response to the views or input of the Company’s stockholders, such as:

Adding oversight of the Company’s Corporate Responsibility Program to the responsibilities of the Nominating Committee
Adopting a special stockholder meeting right for stockholders owning 25% of outstanding shares of Company stock
Removing supermajority voting requirements and replacing them with majority voting standards
Declassifying the Board and moving to annual director elections for all directors
Engaging in outreach with investors

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The Board has also adopted Corporate Governance Guidelines, which among other things:

•	limits outside board service to one additional public company board for the Company’s Chief Executive Officer and any directors that serve as executive officers of public companies and three additional public company boards for other directors;
•	specifies director candidate criteria;
•	establishes the adoption of a stock ownership policy;
•	assigns the Board oversight of any Company political contributions, as well as related policies and procedures;
•	vests responsibility with the Board for annually reviewing and monitoring the implementation of the Company’s long-term strategic plan; and
•	requires non-management directors to meet periodically without management.

In addition, the Corporate Governance Guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is expected to provide written notice of such change to the chair of the Nominating Committee and agree to resign from the Board if the Board determines to accept such resignation. The Nominating Committee must then review and assess the circumstances surrounding such change and recommend to the Board any appropriate action to be taken.

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02
Compensation

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Proposal 2

Advisory Resolution to Approve Executive Compensation

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•	provide compensation packages to our executives that are competitive with other major employment services firms, a broader group of human capital companies, and similarly-sized publicly traded companies;

•	closely tie individual annual cash incentive awards to the performance of the Company as a whole; and

•	align the interests of senior management with those of our stockholders through direct ownership of Company common stock and by providing a substantial portion of each named executive officer’s direct total compensation in the form of equity-based incentives.

We urge stockholders to read the “Compensation Discussion and Analysis” section below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2025 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn Ferry (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program. Taking into account the advisory vote of stockholders regarding the frequency of future “say-on-pay” votes at our 2023 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution to approve the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future “say-on-pay” votes, the next advisory vote to approve our executive compensation will occur at the 2026 Annual Meeting of Stockholders.

RECOMMENDATION
OF THE BOARD

The Board unanimously recommends that you vote “FOR” the Company’s advisory resolution to approve executive compensation.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY: FOCUS ON PAY-FOR-PERFORMANCE

Our Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) section provides a detailed description of our compensation philosophy, practices, and the factors and process used in making compensation decisions with respect to our fiscal year 2025 named executive officers (“NEOs”):

Name	Title
Gary D. Burnison	President and Chief Executive Officer
Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer
Michael Distefano	Chief Executive Officer, PSI
Jeanne MacDonald	Chief Executive Officer, RPO
Lesley Uren	Chief Executive Officer, Consulting
Mark Arian*	Former Chief Executive Officer, Consulting
*	Mr. Arian passed away on February 6, 2025.

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Highlights for Fiscal Year 2025

Our fiscal year 2025 performance reflects the strength of our integrated model—combining deep client partnerships, scalable digital solutions, and industry-specific insights to drive sustainable growth and long-term value.

FINANCIAL HIGHLIGHTS
I Fee Revenue	I Net Income Attributable to Korn Ferry	I Net Income Attributable to Korn Ferry Margin	I Diluted Earnings Per Share
$2.7B	$246.1M	9%	$4.60
I Returned to Stockholders	I Adjusted EBITDA*	I Adjusted EBITDA Margin*	I Adjusted Diluted Earnings Per Share*
$172.5M	$463.9M	17%	$4.88
*	Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. For a discussion of these measures and for their reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

BALANCED APPROACH TO CAPITAL ALLOCATION
$62.4M	$18.5M	$88.9M	$83.6M
I Invested in Capital Expenditures**	I Spent on Debt Service Costs	I Repurchased Shares	I Paid in Dividends
**	Excluding leasehold improvements and furniture and fixtures.

FIVE-YEAR TSR PERFORMANCE

OTHER HIGHLIGHTS
30%	$1.92	1.28M
Quarterly Dividend Increase (to $0.48 per Share)	Indicated Annual Dividend	Shares Repurchased

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RECENT BUSINESS AWARDS AND RECOGNITIONS
America’s #1 Best Executive Recruiting Firm I Forbes Magazine (8 of 9 Years Running)	#1 Executive Search Firm in the Americas I Hunt Scanlon (5th Year Running)	A Leader in Recruitment Process Outsourcing I Everest Group’s RPO Services Peak Matrix Assessment (8th Year Running)	#1 RPO Provider I HRO Today Baker’s Dozen Customer Satisfaction Rating (4th Year Running)
One of America’s Best Management Consulting Firms I Forbes Magazine (4th Year Running)	One of America’s Best Professional Recruiting Firms I Forbes Magazine (8th Year Running)

RECENT CORPORATE RESPONSIBILITY AWARDS AND RECOGNITIONS
100 BEST COMPANIES FOR PARENTS (6th Year Running)	GOLD HIRE VETS MEDALLION U.S. DEPARTMENT OF LABOR (3rd Year Running)	TOP COMPANIES FOR EXECUTIVE WOMEN (5th Year Running)

EQUALITY 100 AWARD HRC (Perfect Score - 6th Year Running)	MANAGEMENT LEVEL CDP RATING	GOLD ECOVADIS SUSTAINABILITY RATING (Top 5%)

AMERICA’S GREENEST COMPANIES 2025 NEWSWEEK	PLATINUM MARCOM AWARDS 2020 - 2023 ESG REPORTS	GOLD HERMES CREATIVE AWARDS 2024 CORPORATE RESPONSIBILITY REPORT

AMERICA’S CLIMATE LEADERS USA TODAY (3rd Year Running)	LEADING COMPANY 2024/25 ESG TRANSPARENCY AWARD (Top Level)

RECENT CORPORATE RESPONSIBILITY ACCOMPLISHMENTS
PUBLISHED 2024 Corporate Responsibility Report 2024 SASB Report TCFD Report	$4M+ Donated Financially or Through In-Kind Services in CY’24	ISO Certified Global Privacy & Security Programs

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Spotlight on CEO Pay Alignment

Our compensation program is intended to focus on aligning executive pay with stockholder interests. A key element used to achieve this goal is providing annual incentive compensation opportunities that result in payouts based solely on the extent of achievement of pre-established performance criteria. As described in more detail below, our Compensation and Personnel Committee sets performance metrics (and associated targets) consisting of financial goals and strategic execution key performance indicators (“KPIs”). Executives are not guaranteed payouts under the annual cash incentive plan and payouts from year to year will vary based on achievement of the applicable financial metrics and strategic execution KPIs.

The charts below show Mr. Burnison’s annual cash incentive award compensation for fiscal years 2023, 2024, and 2025 and our corresponding achievement of the applicable financial metrics and KPIs under the annual cash incentive plan for each year, as well as our overall Fee Revenue and Adjusted EBITDA in each year. The performance goals under the annual incentive plan were rigorous and, as described in more detail on page 45, set at levels that our Compensation and Personnel Committee deemed provided an appropriate balance between being challenging and achievable so as to keep management properly motivated. Meeting threshold goals for fiscal year 2025 would result in the payout of 25% of the target opportunity for each goal while performance below the threshold level would not result in any payout for the associated performance goal. In fiscal year 2025, our overall achievement of the applicable metrics and KPIs under the plan for our CEO was above target but below maximum, which resulted in an above target payout under the annual incentive plan for Mr. Burnison of 194.8% of target. The Compensation and Personnel Committee will continue to set rigorous performance goals in the future to incentivize superior performance year over year and align the Company’s pay for performance with its stockholders’ interests.

I Annual Cash Incentive	I Performance Metrics	I Fee Revenue	I Adjusted EBITDA*
(in millions)	Achievement Percentage	(in millions)	(in millions)

*	Adjusted EBITDA is a non-GAAP financial measure. For a discussion of this measure and for reconciliation to the most directly comparable GAAP measure, see Appendix A to this Proxy Statement.

Stockholder Engagement and Consideration of Last Year’s Say on Pay Vote

Korn Ferry interacts with its stockholders to obtain their views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically led by our Chief Financial Officer and employees from Investor Relations, with participation from certain members of our Board, where appropriate, including our Chief Executive Officer and/or Mr. Leamon as Chair of the Compensation Committee. During these interactions, our stockholders have expressed many viewpoints on a variety of topics generally focused on financial performance, Company strategy, and the impact of global macroeconomic conditions on Korn Ferry’s business.

In fiscal 2025, these efforts included regular earnings calls, attendance at industry conferences, and several non-deal roadshows, through which we met with many of Korn Ferry’s largest active (non-index) stockholders, including all of the top 10 active (non-index) stockholders.

Our stockholders have traditionally voted favorably to support the Company’s compensation philosophy that is designed to establish a strong alignment between performance and pay.

At the 2024 Annual Meeting, we were pleased that stockholders expressed approval of our executive compensation program with approximately 97% of the votes cast in favor of the advisory vote to approve executive compensation. As a result, we determined that no changes were needed to our compensation program. The Company values stockholders’ input and feedback and will continue to consider it in making executive compensation decisions.

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Best Practice Highlights

Committee Uses Independent Compensation Consultant.
Modest Perquisites for NEOs.
Adopted Clawback Policy for Executive Officer Incentive Payments and Performance-Based Equity.
No Single Trigger Equity Payments for NEOs with Change in Control.
Focus on Rigorous Performance-Based Equity Awards for Majority of NEOs’ Annual Equity Grants.

Stock Ownership Policy (3x Base Salary for NEOs).
Compensation Benchmarked Annually Against Peer Group and Survey Data Sources.
No Hedging, No Speculative Trading, and No Pledging under Company Policies.
No Excise Tax Gross-Ups for Our NEOs.

Executive Compensation Philosophy and Oversight

Philosophy

Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than. The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. As of April 30, 2025, the Company provides its services to a broad range of clients through the expertise of approximately 3,050 consultants and execution staff who are primarily responsible for originating, delivering, and executing client services and who are located in over 50 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining, and properly rewarding the right candidates for their contributions.

The Committee is diligent about establishing an executive compensation program offering competitive total direct compensation opportunities. These opportunities are aligned to stockholder return by incentivizing executives to focus on both short-term and long-term Company performance via participation in our annual incentive plan, where payouts require achieving pre-established goals related to Company performance, and the grant of long-term equity incentive awards, where the value realized by executives will proportionately increase in connection with a corresponding increase in our stock price. The performance criteria utilized in our executive compensation program are grounded in the Company’s Strategic Plan and the Company’s Annual Operating Plan (“AOP”).

The Committee remains guided by the following principles in establishing and assessing compensation programs and policies for the NEOs:

•	Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole or one or more of its divisions or business units, as well as to the team and individual performance of the NEO;
•	The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a sizable portion of each NEO’s total direct compensation in the form of equity-based incentives; and
•	Total direct compensation must be competitive with our peer group, a broader group of human capital companies, and similarly sized publicly traded companies.

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I CEO Compensation Mix*	I Other NEO Compensation Mix*

* Equity awards based upon grant date value.

Our Process: From Strategy to Compensation-Related Metrics

The process for setting annual compensation-related metrics begins at an annual off-site meeting where the Company reviews with the Board its Strategic Plan (including goals and objectives). As part of the Strategic Plan, the Company establishes a framework to drive performance and achievement of its strategic goals. That framework is represented by the five pillars below; each of which is comprised of detailed activities which, when executed, are designed to drive financial performance goals set within the Company’s Strategic Plan:

•	integrated, solutions-based go-to-market strategy,
•	deliver client excellence and innovation,
•	create the top-of-mind brand in organizational consulting,
•	premier career destination, and
•	pursue transformational opportunities at the intersection of talent and strategy.

In setting the financial goals that underlie the Strategic Plan, the Company considers a number of internal and external factors such as:

•	GDP growth expectations,
•	projected macro-economic data such as employment/unemployment trends,
•	forecasted GDP in the countries where the Company has significant operations,
•	internal investment activities,
•	potential M&A investment opportunities,
•	market expectations for revenue and earnings growth for recruiting, staffing and human capital industry public companies,
•	recent and expected levels of new business activity,
•	increased productivity of fee earners, and
•	focus on increasing cross line-of-business referral activities.

Then, the Board approves an AOP for the upcoming fiscal year. For the NEOs, the Committee establishes annual incentive plan targets with financial and strategic execution KPIs that are derived from the Strategic Plan and AOP.

Such financial targets and strategic execution KPIs form the basis for each NEO’s annual cash incentives and are tracked and measured during the course of the year with the year-end results reported to the Committee for determining year-end annual cash incentive awards.

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Use of Independent Advisor

The Committee retains compensation consultants to assist it in assessing the competitiveness of the NEOs’ compensation. In fiscal year 2025, the Committee retained Pearl Meyer. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Pearl Meyer and conducted a conflict of interest assessment (taking into consideration factors specified in the NYSE listing standards) and has concluded that Pearl Meyer is independent and its work for the Committee has not raised any conflicts of interest. No other fees were paid to Pearl Meyer except fees related to its services to the Committee.

Use of a Peer Group

The Company does not target or position NEO pay levels at a specific percentile level relative to a peer group. Rather, the Company reviews total direct compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Because a number of the Company’s direct competitors for talent are privately-held, precise information regarding executive officer compensation practices among the Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity, and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require the exercise of judgment. In assessing the competitiveness of the Company’s NEO compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its compensation consultant with regard to the market for senior management positions.

For fiscal year 2025, the Committee used the following companies as a peer group:

ASGN, Inc.	Insperity, Inc.
CoStar Group, Inc.	Jones Lang LaSalle Incorporated
Cushman & Wakefield Plc	Manpower Group, Inc.
FTI Consulting, Inc.	PageGroup Plc
Heidrick & Struggles International, Inc.	Robert Half International Inc.
Huron Consulting Group Inc.	TriNet Group, Inc.
ICF International, Inc.	Verisk Analytics, Inc.

The selection of commercial real estate companies was predicated on business model and strategy alignment. Real estate companies have very similar business models to professional services firms and face similar personnel and go-to-market issues. We consider the business strategy of such companies as similar to our business strategy because commercial real estate brokers are analogous to our Executive Search partners: they have strong client relationships which the firms are leveraging by building a business with a number of closely related adjacent services that can be sold to clients through these relationships similar to how Korn Ferry offers services to help our clients solve their human capital/business issues.

The selection of staffing industry peers was determined using comparisons of net revenues and global reach because net revenues or gross margins are a better indicator of comparability for staffing industry peers. Staffing industry companies have a very large percentage of pass-through costs for amounts payable to temporary workers which are reported within their gross revenues. We believe that net revenue or gross margin excluding these pass-through costs are more comparable to the net fee revenues we report.

In consultation with Pearl Meyer and in consideration of the fact that a few companies had been removed from the peer group over recent years due to acquisitions, we most recently updated the peer group in December of 2023 by adding three additional peer companies for purposes of making fiscal year 2025 compensation decisions: CoStar Group, Inc., TriNet Group, Inc., and Verisk Analytics, Inc. The addition of TriNet Group, Inc. provides another peer in the employment services industry, our most closely related industry. CoStar Group, Inc. and Verisk Analytics, Inc., both providers of information and data analytics solutions to the commercial real estate and insurance industries, are analogous to the solutions our Digital segment provides to the organizational and talent industries.

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We believe this peer group reflects the size and strategy of our company.

	Employment Services	Significant International Exposure	Business Model / Strategy Alignment
ASGN, Inc.
CoStar Group, Inc.
Cushman & Wakefield Plc
FTI Consulting, Inc.
Heidrick & Struggles International, Inc.
Huron Consulting Group Inc.
ICF International, Inc.
Insperity, Inc.
Jones Lang LaSalle Incorporated
Manpower Group, Inc.
PageGroup Plc
Robert Half International Inc.
TriNet Group, Inc.
Verisk Analytics, Inc.

The Committee also evaluated each company on the basis of market capitalization and revenue. The Committee reviews the peer group on an annual basis. Revenue and market capitalization data for this peer group and the Company are as follows:

I Market capitalization (as of July 8, 2025)

I Revenues*

*	Peer company total revenues computed for the peer company’s most recently completed fiscal year.
**	As of the Company’s fiscal year ended April 30, 2025.

While the Committee does not target a particular position relative to its peer group in determining the salary, annual cash incentive, and long-term incentive levels for each NEO, the Committee does consider the range of salary, annual cash incentive, and long-term incentive levels that the members of the peer group provide to similarly situated executives and generally makes decisions that result in compensation provided to each NEO falling within a range selected by the Committee. The compensation levels for fiscal year 2025 fell within a range considered market competitive with the compensation provided to similarly situated executives by members of the peer group in effect at such time.

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Elements of Compensation & Compensation Decisions and Actions

Base Salary

Base salary is intended to compensate NEOs for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. NEO base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, data is also obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultant related to senior management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each NEO and, with respect to the NEOs other than the Chief Executive Officer, input from the Chief Executive Officer. Ms. Uren first became an executive officer of the Company in fiscal year 2025, and after consideration of the foregoing factors, the Committee set her base salary at £450,000, intended to be consistent on an as converted basis with the base salaries of Mr. Distefano and Ms. MacDonald. There were no changes to the base salaries of our other NEOs for fiscal year 2025.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward NEOs for achieving financial and strategy execution goals over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including financial goals, strategy execution objectives, competitive data, and individual performance, as described in more detail below.

While the Committee primarily bases annual cash incentive awards on performance against these objectives for the year, it retains negative discretion in determining actual payouts. Annual cash incentives are typically paid in cash, but the Committee may choose to pay a portion of the annual cash incentive in equity or other long-term incentives.

Our Metrics: Measuring Performance

During the course of our fiscal year, the Company interacts with investors discussing a number of topics, including the financial metrics that investors view as most important. While investors have varied points of view, based upon our interactions we believe the most important metrics for our stockholders are:

•	The Company’s ability to generate revenue growth in excess of its competitors’ revenue growth and market expectations;
•	The Company’s ability to grow Adjusted EBITDA and Adjusted EPS at a rate that is greater than its revenue growth, which provides capital that is necessary to support the Company’s transformational strategy; and
•	The Company’s ability to allocate and deploy capital effectively so that its return on invested capital exceeds the Company’s cost of capital.

The Committee, using the input from investors and the Company’s AOP as a basis, selects and sets performance metrics and associated targets for our NEOs. These performance metrics typically are separated into two categories: financial metrics and strategy execution KPIs.

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For fiscal year 2025, the Committee selected the following financial performance metrics:

Financial Metric

Adjusted Fee Revenue

Fee Revenue (as approved for purposes of setting KPIs for the annual incentive plan) is defined as Fee Revenue of the Company, as reported in the Form 10-K, adjusted to eliminate the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2025, and further adjusted to eliminate Fee Revenue attributed to Trilogy International (“Trilogy”) (acquired November 1, 2024).

Adjusted EBITDA Margin

Adjusted EBITDA Margin (as approved for purposes of setting KPIs for the annual incentive plan) is defined as U.S. GAAP Net Income, as reported in the Form 10-K, plus interest expense, income tax provision, depreciation and amortization expenses adjusted as applicable to exclude integration/acquisition costs, costs associated with the impairment of fixed assets (i.e., primarily software for our Digital segment) and right-of-use assets due to terminating and subleasing some of our office space, restructuring charges incurred to align our workforce by eliminating excess capacity, contractual obligations due upon an executive’s passing, the elimination of results attributed to Trilogy (acquired November 1, 2024), and further adjusted to eliminate the impact of severance expenses and the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2025, divided by Adjusted Fee Revenue.

Adjusted Diluted EPS

Adjusted Diluted EPS (as approved for purposes of setting KPIs for the annual incentive plan) is defined as Diluted Earnings per Share, as reported in the Form 10-K, adjusted to exclude integration/acquisition costs, costs associated with the impairment of fixed assets (i.e., primarily software for our Digital segment) and right-of-use assets due to terminating and subleasing some of our office space, restructuring charges incurred to align our workforce by eliminating excess capacity, contractual obligations due upon an executive’s passing, the elimination of results attributed to Trilogy (acquired November 1, 2024), and further adjusted to eliminate the impact of severance expenses (all on an after tax basis) and the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2025.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital (“Adjusted ROIC”) (as approved for purposes of setting KPIs for the annual incentive plan) is defined as GAAP Net Income, as reported in the Form 10-K, adjusted to exclude integration/acquisition costs, costs associated with the impairment of fixed assets (i.e., primarily software for our Digital segment) and right-of-use assets due to terminating and subleasing some of our office space, restructuring charges incurred to align our workforce by eliminating excess capacity, contractual obligations due upon an executive’s passing, the elimination of results attributed to Trilogy (acquired November 1, 2024), and further adjusted to eliminate the impact of severance expenses (all on an after tax basis) and the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2025, divided by average stockholders’ equity plus average outstanding debt.

Strategy execution KPIs constitute the other group of performance metrics. Grounded in the Company’s Strategic Plan and AOP, the inclusion and use of these KPIs are designed with the intent of aligning compensation with the achievement of the Company’s strategic long-term goals, namely efforts to expand its service offerings. While these KPIs are strategic in nature, each KPI does have identified metrics and measurements assigned to it; some of which tie back to specific financial metrics.

Strategy Execution KPIs	Purpose	How the Target Was Established
Marquee & Diamond Accounts
(measured by Fee Revenue from clients designated as Marquee & Diamond Accounts)*	Linked to the Company’s Integrated Solutions that drive its “go-to market” strategy of building deeper, multi-service line relationships with clients	Target set based upon targeted revenues from an agreed-upon list of clients
Top Rated Performers Retention
(based upon the percentage of highly-rated Executive Search senior client partners and Consulting senior partners/managing directors who are retained throughout the fiscal year)	Linked to the Company’s strategic goal of being a premier career destination and having the right talent to execute its strategy	Target set by Committee derived from the AOP

*	As described above, adjusted to eliminate the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2025.

In addition, for fiscal year 2025, the Committee approved an additional 15% annual cash incentive opportunity to the KPIs for Mr. Distefano and Mmes. MacDonald and Uren. This 15% additional incentive opportunity relates to the achievement of various financial metrics, such as Fee Revenue, new business, and profitability, as well as contributions to driving strategic initiatives. The actual amount earned is determined by the CEO and, ultimately, subject to final approval by the Committee.

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The Board, Committee, and Company believe they have set targets with appropriate rigor. When establishing the AOP and selecting the annual incentive plan performance goals for fiscal year 2025, the Company was projecting a modest contraction in global economic activity at the beginning of the fiscal year with a slight recovery beginning in the second half of the fiscal year as a result of the following:

1.	As in fiscal year 2024, there were a number of factors continuing to impact the global business environment such as elevated levels of inflation, tight labor markets, and geo-political tensions including international wars and supply chain disruptions. Further, as the Company entered fiscal year 2025, central banks continued to try to control inflation by maintaining elevated interest rate levels and there was a great deal of uncertainty associated with the then-pending U.S. Presidential election, both of which had a negative impact on the global business environment. In response to the existing business environment, many of the Company’s clients were curtailing investment spending on growth initiatives, particularly for talent acquisition. We projected that in the near-term, the global demand for certain of our core Solutions, products, and services would be lower in fiscal year 2025 compared to the prior year, even with the projected start of a modest recovery in the second half of the fiscal year.
2.	For Adjusted Fee Revenue, the Company projected a continuation of the trends that started mid-way through fiscal year 2023 and continued throughout fiscal year 2024, with business volumes continuing to decelerate, negatively impacting Executive Search, PSI, Digital, and Consulting, partially offset by RPO, which won significant levels of new business (as clients looked to variabilize their fixed cost base) in the second half of fiscal year 2024. As a result, the Company’s fiscal year 2025 Adjusted Fee Revenue target decreased as compared to the fiscal year 2024 actual result. For the reasons stated above, the Consulting and PSI fiscal year 2025 Adjusted Fee Revenue targets were also set lower while for RPO, the fiscal year 2025 Adjusted Fee Revenue target was set higher.
3.	Given the factors adversely impacting the global business environment as discussed above, mid-way through fiscal year 2024, the Company took an action to rebalance its workforce, aligning capacity with client demand which resulted in a reduction in headcount by approximately eight percent. Additionally, the Company continued to reduce its real estate footprint as a number of clients and colleagues preferred to work from home. The Company also took advantage of advances in technology tools to reduce its costs associated with business development and travel for internal meetings. As a result of these cost actions, the Company’s fiscal year 2025 Adjusted EBITDA target increased when compared to the fiscal year 2024 actual result. Due to these same reasons, for PSI and RPO, the fiscal year 2025 Adjusted EBITDA target increased when compared to the fiscal year 2024 actual result, while for Consulting, the fiscal year 2025 Adjusted EBITDA target was essentially flat with the fiscal year 2024 actual result.
4.	With respect to the fiscal year 2025 Adjusted EPS target, it was set by the Committee to equal the fiscal year 2024 actual result, despite the fiscal year 2025 Adjusted Fee Revenue target being set lower. The Committee arrived at this decision after considering all of the factors discussed above, along with the anticipated increase in the Company’s annual effective tax rate resulting from the enactment of the Worldwide Minimum Tax rules.
5.	For the Marquee and Diamond accounts, when setting the targets for fiscal year 2025, the Committee considered the factors impacting the global business environment discussed above as well as the fact that Fee Revenue growth in these accounts has historically outperformed the rest of the Company. As such, the targets were set equal to or only slightly below the fiscal year 2024 actual result. In setting the fiscal year 2025 target for ROIC, the Committee considered a planned conservative approach to capital allocation which was projected to build up cash on the balance sheet, and set the target slightly lower compared to the fiscal year 2024 actual result.

As noted above, a few of the fiscal year 2025 performance metrics were set below fiscal year 2024 actual results in light of the business environment that existed at the time that goals were set and the predictions with respect to fiscal year 2025, but the Committee deemed such goals to be rigorous and achievement not certain at the time that they were set. Further, unlike in prior years, full achievement of the threshold goals for fiscal year 2025, which were set below fiscal year 2024 actual results, would only result in payout of 25% of the target opportunity for such goal (as opposed to 50% in previous years). The table below discusses actual results for fiscal year 2024 and threshold, target, and maximum goals and actual results for fiscal year 2025.

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Financial Metric / KPI	FY’24 Actual *	FY’25 Threshold	FY’25 Target	FY’25 Maximum	FY’25 Actual **
Adjusted Fee Revenue ($) (M)	$2,763	$2,600	$2,700	$2,800	$2,694
Adjusted EBITDA Margin	15.3%	14.5%	15.5%	16.5%	17.7%
Adjusted Diluted EPS ($)	$4.28	$3.68	$4.28	$4.88	$4.91
Adjusted ROIC	10.6%	9.5%	10.0%	10.5%	12.3%
Marquee & Regional Account Revenue ($) (M)	$1,033	$950	$1,000	$1,050	$1,053
Top Rated Performers Retention	102.2 of Target %	*** 95.0 of Target %	***	***	99 of Target %
Consulting Adjusted Fee Revenue ($) (M)	$695	$640	$680	$720	$661
Consulting Adjusted EBITDA Margin	16.4%	16.5%	17.1%	17.7%	18.3%
Marquee & Regional Accounts Consulting Adjusted Fee Revenue ($) (M)	$339	$305	$330	$355	$319
Pro Search & Interim Adjusted Fee Revenue ($) (M)	$541	$445	$495	$545	$470
Pro Search & Interim Adjusted EBITDA Margin	18.8%	19.0%	20.5%	22.0%	22.7%
Marquee & Regional Accounts Pro Search & Interim Adjusted Fee Revenue ($) (M)	$104	$75	$95	$115	$109
RPO Adjusted Fee Revenue ($) (M)	$354	$324	$359	$394	$353
RPO Adjusted EBITDA Margin	11.4%	12.0%	14.0%	16.0%	16.0%
Marquee & Regional Accounts RPO Adjusted Fee Revenue ($) (M)	$304	$265	$290	$315	$321
*	The fiscal year 2024 actual results reported here were used when determining fiscal year 2025 performance goals for purposes of the annual cash incentive plan and do not reflect the adjustments for currency fluctuations as reported in the Company’s fiscal year 2024 proxy statement.
**	Adjusted as described above, including to eliminate the effect of currency fluctuations, including by translating actual results at a foreign currency rate comparable to the rate used in the Company’s AOP. For Consulting, PS&I, and RPO, Adjusted EBITDA Margin is further adjusted to eliminate F/X gains and losses.
***	Threshold, target, and maximum goals not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and required substantial performance.

Determinations and Results

After the end of the fiscal year, the Committee evaluated each NEO’s achievements against the financial and strategic execution targets. While the Committee primarily bases its determination of annual cash incentives on the metrics previously discussed, the Committee retains negative discretion in determining actual annual cash incentive awards.

As noted above, the Company interacts with investors regularly throughout the year. Given that the macro-conditions created a no- to low-growth environment going into fiscal year 2025, the Company’s discussions with investors were more oriented to controlling what they could — driving profitability versus top-line growth. As such, to maintain alignment between management and stockholders, the Committee revised the weightings assigned to certain of the financial metrics for 2025. More specifically, the weighting for Fee Revenue dropped down to 5% versus 30% in the prior year and the weightings for Adjusted EBITDA and Adjusted EPS (measures of profitability) were increased to 35% and 20% versus 15% and 15%, respectively, versus the prior year.

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For fiscal year 2025, the weightings and results for our NEOs were as follows:

	Target	Actual *	Burnison/ Rozek	Distefano	MacDonald	Uren (1)
Adjusted Fee Revenue ($) (M)	$2,700	$2,694	5%	**	**	**
Adjusted EBITDA Margin	15.5%	17.7%	35%	**	**	**
Adjusted Diluted EPS ($)	$4.28	$4.91	20%	—	—	—
Adjusted ROIC	10.0%	12.3%	15%	—	—	—
Marquee & Regional Account Revenue ($) (M)	$1,000	$1,053	20%	**	**	**
Top Rated Performers Retention	***	99 of Target %	5%	—	—	—
Consulting Adjusted Fee Revenue ($) (M)	$680	$661	—	—	—	25%
Consulting Adjusted EBITDA Margin	17.1%	18.3%	—	—	—	35%
Marquee & Regional Accounts Consulting Adjusted Fee Revenue ($) (M)	$330	$319	—	—	—	25%
Pro Search & Interim Adjusted Fee Revenue ($) (M)	$495	$470	—	25%	—	—
Pro Search & Interim Adjusted EBITDA Margin	20.5%	22.7%	—	35%	—	—
Marquee & Regional Accounts Pro Search & Interim Adjusted Fee Revenue ($) (M)	$95	$109	—	25%	—	—
RPO Adjusted Fee Revenue ($) (M)	$359	$353	—	—	25%	—
RPO Adjusted EBITDA Margin	14.0%	16.0%	—	—	35%	—
Marquee & Regional Accounts RPO Adjusted Fee Revenue ($) (M)	$290	$321	—	—	25%	—
(1)	Ms. Uren’s annual incentive opportunity was pro-rated based on the length of time she served as Global CEO, Consulting (three months of the fiscal year) and the weightings in the table above relate to her incentive opportunity in such role. The remainder of her annual incentive was determined based on her prior service as President, EMEA Consulting for the first nine months of the year, for which the Committee determined she earned 93.7% of target for the achievement of goals related to such segment’s Adjusted Fee Revenue, new business, and pre-bonus EBITDA Margin.
*	Adjusted as described above, including to eliminate the effect of currency fluctuations, including by translating fiscal year 2025 actual results at a currency rate comparable to the rate used in the Company’s AOP for 2025.
**	Fifteen percent (15%) of the goals applicable to Mr. Distefano and Mmes. MacDonald and Uren (for the portion of the year for which she served as an executive), were based on the weighted average payout of Company-wide Adjusted Fee Revenue, Adjusted EBITDA Margin, and Marquee & Regional Account Revenue. Mr. Distefano and Mmes. MacDonald and Uren were also eligible for an additional fifteen percent (15%) opportunity based on the CEO’s analysis of their achievement of specific goals applicable to their respective roles as described below.
***	Target not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and required substantial performance.

In addition to the above, the Committee approved a potential incremental 15% payout for Mr. Arian, Mr. Distefano and Mmes. MacDonald and Uren with the ultimate achievement to be determined by the CEO and finally approved by the Committee. Due to Mr. Arian’s unexpected passing, this was not relevant to his fiscal year 2025 award as he was paid a pro-rated target annual incentive in accordance with his employment agreement. For Mr. Distefano and Mmes. MacDonald and Uren, the CEO determined that they each earned the full 15% amount. Factors considered for Mr. Distefano include the successful acquisition of Trilogy giving the Company an Interim presence in Europe and the fact that PS&I was the fastest growing Solution within our Marquee and Diamond Accounts. For Ms. MacDonald, the RPO Solution generated $533M of new business wins in fiscal year 2025 with 55% coming in the form of new work to Korn Ferry and she led the management of the business to achieve a 350-bps improvement in the Adjusted EBITDA Margin. For Ms. Uren, EMEA Consulting Fee Revenue outperformed the rest of the Regions and the overall Consulting business continued to successfully drive the strategy of selling larger transformational engagements with estimated remaining Fee Revenue under existing contracts associated with contracts that are $500,000 or greater, up 24% year-over-year. Giving consideration to the CEO’s recommendations and the performance factors discussed above, the Committee approved achievement of the full 15% opportunity.

In keeping with our efforts to reflect stockholder feedback, the table above incorporates detailed disclosure with either actual results or results relative to target. For competitive advantage and confidentiality reasons, we do not disclose the threshold, target, and maximum goals and actual results for our top-rated performance retention strategy execution KPI. However, when the goals were established, they were

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considered challenging to achieve given the continuing competitive environment for top talent.

The fiscal year 2025 target annual incentive opportunity was equal to 150% of annual base salary for Mr. Burnison, 120% of annual base salary for Mr. Rozek, and 100% of annual base salary for Messrs. Distefano and Arian and Mmes. MacDonald and Uren (for the portion of the year during which she served as an executive), with the ability to earn additional amounts up to a maximum cash award of 200% of the applicable target opportunity for each executive. Ms. Uren’s target opportunity in her prior role was equal to 100% of her then-base salary.

The Committee awarded annual cash incentive amounts as follows: Mr. Burnison—$2,922,000, Mr. Rozek—$1,461,000, Mr. Distefano—$946,550, Ms. MacDonald—$1,019,700, and Ms. Uren—$597,879 (which amounts represent 194.8% of Messrs. Burnison’s and Rozek’s target annual cash incentive opportunities for the year, 172.1% of Mr. Distefano’s target annual cash incentive opportunity for the year, 185.4% of Ms. MacDonald’s target annual cash incentive opportunity for the year, and 146.8% of Ms. Uren’s target annual cash incentive opportunity for the portion of the year during which she served as an executive, plus 93.7% of Ms. Uren’s target annual cash incentive opportunity for the portion of the year during which she served as President, EMEA Consulting, pro-rated in each case for the length of time served in each role). These amounts reflect their performance against the financial metrics and strategic execution KPI targets established at the beginning of the fiscal year, as well as the additional 15% payout approved for Mr. Distefano and Mmes. MacDonald and Uren. In connection with Mr. Arian’s passing, per the terms of his employment agreement, his estate became entitled to receive the pro-rated target annual incentive opportunity provided for in such agreement.

Long-Term Equity Incentives

Long-term equity incentives are intended to align the NEOs’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives, the Committee has discretion to make grants of time-based restricted stock, restricted stock units, and/or performance-based awards.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each NEO, Company performance during the fiscal year preceding the year of grant, and historic grants. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

In fiscal year 2025, our NEOs received annual equity grants comprised of 60% performance-based restricted stock units (discussed in further detail below) and 40% time-based restricted stock (or restricted stock units, in the case of Messrs. Burnison and Rozek), except for Ms. Uren, who was not an executive officer at the time of grant and received 100% time-based restricted stock units in fiscal year 2025, but has moved to the same allocation as the other NEOs beginning with fiscal year 2026. At the time of grant, in consultation with and based on benchmarking data provided by the compensation consultant, the Committee determined that the grant date value of their awards fell within the range of long-term incentives provided by the peer group companies and that this was an appropriate level of equity grant and equity mix to properly align their interests with the Company’s long-term goals, taking into account individual performance and market compensation levels.

Below we discuss equity grants made during fiscal year 2025 to Messrs. Burnison, Rozek, Arian, and Distefano and Mmes. MacDonald and Uren.

Fiscal Year 2025 Equity Awards

In fiscal year 2025, 60% (based on the number of units/shares granted at target) of the annual equity awards granted to the NEOs were comprised of performance-based awards tied to three-year relative TSR (“Relative TSR Units”), except for Ms. Uren, who was not an executive officer at the time of grant and did not receive any Relative TSR Units in fiscal year 2025. The NEOs received the remaining portion of their annual equity awards in the form of time-based restricted stock or restricted stock unit awards. In connection with his passing, per the terms of his employment agreement, all of Mr. Arian’s outstanding equity awards, including his fiscal year 2025 equity awards, accelerated (at the target number of shares, in the case of Relative TSR Units).

Performance-Based Equity: Relative TSR Units

Mr. Burnison was awarded Relative TSR Units with a target amount of 81,840 units, a maximum amount of 163,680 units, and a minimum amount of zero. These Relative TSR Units have a three-year performance period after which the number of units that vest will depend upon the Company’s TSR over the three-year performance period relative to the fiscal year 2025 peer group of companies listed above. If the Company’s TSR is less than or equal to zero, the payouts will be modified to reduce the payout as a percentage of the target.

Relative TSR Units were also granted to Mr. Rozek, with a target amount of 31,830 units (maximum of 63,660 units and minimum of zero); Mr. Arian, with a target amount of 22,730 units (maximum of 45,460 units and minimum of zero); and Mr. Distefano and Ms. MacDonald, each with a target amount of 18,190 units (maximum of 36,380 units and minimum of zero).

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The table below outlines the potential vesting of the percentages of the Relative TSR Units granted in fiscal year 2025 resulting from the Company’s TSR over the three-year performance period relative to the TSR of the fiscal year 2025 peer group.

	Payout as a % Target
Relative TSR Percentile Ranking	Absolute TSR > 0%	Absolute TSR ≤ 0%
>75P	200%	100%
75P	200%	100%
70P	175%	100%
65P	150%	100%
60P	125%	100%
55P	100%	100%
50P	90%	85%
45P	80%	70%
40P	70%	55%
35P	60%	40%
30P	50%	25%
<30P	0%	0%

Time-Based Restricted Stock and Restricted Stock Units

Each of Messrs. Burnison, Rozek, Arian, and Distefano and Mmes. MacDonald and Uren received a time-based restricted stock or restricted stock unit award that vests in four equal annual installments beginning on July 11, 2025. Mr. Burnison received 54,560 restricted stock units, Mr. Rozek received 21,220 restricted stock units, Mr. Arian received 15,160 shares, Mr. Distefano and Ms. MacDonald each received 12,120 shares, and Ms. Uren received 4,090 restricted stock units.

Relative TSR Units for the Three-Year Performance Cycle Ending in Fiscal Year 2025

The three-year performance cycle applicable to the Relative TSR Units granted in fiscal year 2023 to Messrs. Burnison, Rozek, Arian, and Distefano and Ms. MacDonald (and discussed in further detail in the Company’s proxy statement for fiscal year 2023) was scheduled to end April 30, 2025. Due to the great volatility in the stock market, including the Company’s common stock, during early April 2025 as a result of the announcement of the imposition of historically unprecedented tariffs by the U.S. Government on April 2, 2025 shortly followed by the announcement of increased tariffs by major trading partners, including China and the European Union, on April 10, 2025, the Committee deemed it advisable to modify the award to end the three-year performance period on March 31, 2025. The Committee reasoned that incorporating the month of April 2025 into the calculation of TSR would have the effect of failing to fairly reflect management’s performance of the three-year period that began in May 2022, so it decided to make the final calculations for these awards as of March 31, 2025. In connection with the modification, the Company did not incur any incremental accounting expense. The Company’s relative total stockholder return over the three-year performance period ending March 31, 2025, resulted in the Company ranking fourth out of a 13 company peer group (including the Company). The Company subsequently determined that this is the same ranking the Company would have received had the performance period ended as originally scheduled, and thus the change did not impact the payout of the 2023-2025 Relative TSR Units. This fourth place ranking translates into 142.5% of the award (i.e., 122,740, 43,320, 7,220, and 4,820 shares for each of Messrs. Burnison, Rozek, and Distefano and Ms. MacDonald, respectively) vesting. As noted above, Mr. Arian’s fiscal year 2023 performance-based restricted stock units accelerated at target in connection with his passing. Ms. Uren did not receive a grant of fiscal year 2023 performance-based restricted stock units.

Other Compensation Elements

Benefits and Perquisites

The Company generally provides NEOs benefits that are provided to all employees, including medical, dental, and vision benefits and participation in the Company’s 401(k) plan. Beginning in October 2021, in order to provide the NEOs and certain other employees with market competitive benefits and for retention purposes, the Company implemented a fully insured medical plan. The Company pays the full cost of premiums for this plan. In addition, the NEOs receive the same benefits provided to all employees at the level of vice president and above, including participation in the Company’s nonqualified deferred compensation plan (described below) and executive life insurance.

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Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn Ferry Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the NEOs, along with all other U.S.-based vice presidents, may defer up to 80% of their salary and/or up to 100% of their annual cash incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account notionally invested from a group of 11 selected mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company performance contributions to the ECAP are approved by the Committee. During fiscal year 2025, no Company contributions were made to the ECAP on behalf of the NEOs. Participants in the ECAP may elect to receive distributions (in lump sum) while employed by the Company (and after such amounts have become vested) or upon termination of their employment with the Company.

Long-Term Performance Unit Plan

In fiscal year 2017, the Committee approved the Korn Ferry Long Term Performance Unit Plan and has subsequently approved amendments to this plan periodically (the “LTPU Plan”). The NEOs are eligible to participate in the LTPU Plan. The purpose of the LTPU Plan is to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employees. Pursuant to the LTPU Plan, the Committee may grant cash-based unit awards (the “Unit Awards”). In fiscal year 2025, none of the NEOs received Unit Awards. Unless a participant dies or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of either $25,000 (for an award granted prior to June 1, 2020), $10,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $12,500 (for an award granted on or after July 1, 2021), in all cases subject to a potential performance adjustment, for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. Unit Awards vest upon the following circumstances: (i) the fourth anniversary of the grant date, subject to continued service as of such date; (ii) the later of the grantee’s 65th birthday and the second anniversary of the grant date, subject to continued services as of each such date; (iii) death or disability; or (iv) a change of control event (as defined in the LTPU Plan). Each Unit Award made under the LTPU Plan has a total value of either $125,000 (for an award granted prior to June 1, 2020), $50,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $62,500 (for an award granted on or after July 1, 2021) and a base value of either $50,000 (for an award granted prior to June 1, 2020) or $25,000 (for an award granted on or after June 1, 2020). The base value of an LTPU award represents the maximum amount payable upon the partial vesting of such award. If a participant terminates employment prior to death or disability and not for cause, the participant will be entitled to receive a lump sum payment of a portion of the base value of the Unit Award based on the years of service completed since the grant date to the extent that the termination occurs at least 13 months following the grant date. If the administrator of the LTPU Plan (the “LTPUP Administrator”) determines that a participant’s employment has been terminated for cause or that a participant has engaged in “Detrimental Activity” (as defined in the LTPU Plan), Unit Awards, whether vested or unvested, will be forfeited. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of the LTPU Plan.

Employment Agreements

Each of the Company’s NEOs is covered by an employment agreement providing for a minimum annual level of salary, target incentives, eligibility for long-term incentives and benefit eligibility and, in the case of Mr. Burnison, a retention award (the “Retention Award”). The agreements also provide for a severance benefit in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements.

Based on a competitive review conducted by Pearl Meyer, the Committee’s independent compensation consultant, the employment agreements provide (or, in the case of Mr. Arian, provided) for the following annual compensation: (1) an annual base salary of $1,000,000 for Mr. Burnison, $625,000 for Mr. Rozek, and $550,000 for each of Messrs. Arian and Distefano and Ms. MacDonald and £450,000 for Ms. Uren; (2) participation in the Company’s annual cash incentive plan with an annual target award of 150% of annual base salary for Mr. Burnison, 120% of annual base salary for Mr. Rozek, and 100% of annual base salary for Messrs. Arian and Distefano and Mmes. MacDonald and Uren, and the ability to earn additional amounts up to a maximum cash award of 200% of the applicable target opportunity for each executive; and (3) subject to approval of the Committee, the NEOs are eligible to participate in the Company’s equity incentive program and in the employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives. In connection with Ms. MacDonald’s appointment as Chief Executive Officer, RPO and in recognition of her increased responsibilities, Ms. MacDonald’s employment agreement also provided for a one-time promotion cash bonus equal to $200,000 that is subject to repayment upon certain terminations that occur prior to July 19, 2027.

In addition, the agreement with Mr. Burnison provides the ability to earn the Retention Award (which was originally granted under his previous employment agreement with the

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Company dated March 30, 2018) in the amount of $5 million, which vested on March 30, 2022 (the “Retention Vesting Date”). After vesting, payment of this award will be deferred until Mr. Burnison’s termination of employment (except that Mr. Burnison will forfeit this award if his employment is terminated for “cause” or he violates his restrictive covenants). Interest will accrue on the deferral from the Retention Vesting Date, until Mr. Burnison’s termination of employment at 120% of an annual average of the long-term Applicable Federal Rate as in effect from time to time (currently 5.79% for August 2025).

For all NEOs, the agreements provide for severance benefits in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements. Because Mr. Burnison remained employed through the Retention Vesting Date, his agreement also provides that upon any termination of his employment (other than by the Company for cause or due to death or disability), all unvested equity awards granted on or after March 30, 2018 (and at least 90 days prior to such termination, other than with respect to a termination by the Company without cause or a termination by Mr. Burnison for good reason during such 90-day period, in which case, there shall be no such 90-day requirement) will continue to vest in accordance with their terms (based on actual Company performance in the case of performance awards), disregarding such termination. Mr. Rozek’s agreement also provides for continued vesting of his equity awards (based on actual Company performance in the case of performance awards) in the event of a termination due to his “retirement,” as defined in his agreement, provided he gives the Company at least six months’ prior notice. All of the foregoing benefits are conditioned on the executive’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition. Please refer to the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

It is the Committee’s belief that the employment agreements are necessary from a competitive perspective and contribute to the stability of the management team.

Other Policies

Stock Ownership Policy

The Nominating Committee has determined that in order to further align the long-term interests of the Company’s stockholders and its non-employee directors and executive officers, it is in the best interests of the Company to require such directors and officers to have direct ownership in the Company’s common stock. Therefore, it and the Board have adopted the Company’s Stock Ownership Policy, which provides for ownership of the following amount of Company common stock:

3x annual base salary	3x annual cash retainer
Named Executive Officers	Non-Employee Directors

Stock ownership includes direct stock ownership, but does not include unvested restricted stock awards, unvested restricted stock units, unvested performance-based stock units, or unvested stock options.

Until the stock ownership level is met, each executive officer and non-employee director must retain at least 75% of the net shares (the shares remaining after payment of transaction costs and applicable taxes owed as a result of vesting and payout of the restricted stock, restricted stock units, and performance-based stock units) received upon vesting and payout of restricted stock, restricted stock unit, and performance-based stock unit awards and 50% of the net shares (the shares remaining after payment of transaction costs, the option exercise price, and applicable taxes owed as a result of the exercise of the option) received upon exercise of stock options.

Clawback Policy

We adopted a clawback policy effective as of October 2, 2023 that is intended to comply with the requirements of New York Stock Exchange Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will seek to recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our named executive officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Policies Prohibiting Insider Trading, Hedging, Speculative Trading, and Pledging

The Company has adopted insider trading policies governing the purchase, sale, and other disposition of Company securities by officers, directors, employees, and independent contractors that, along with procedures the Company follows, are reasonable designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. These policies prohibit officers, directors, and employees from engaging in speculative transactions (such as puts, calls, and short sales) or in any type of hedging transaction (such as zero cost collars, equity swaps, exchange funds, and forward sale contracts) in Company securities. Further, directors and officers, including all of the NEOs, are expressly prohibited from borrowing to purchase Company securities or pledging Company securities as collateral for a loan.

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Practices on Timing of Equity Awards

The Committee generally grants annual equity awards to the NEOs in the first quarter of the fiscal year during a scheduled open trading window. We do not currently grant stock options. The Committee does not take into account material nonpublic information when determining the timing and terms of grants of equity awards to the NEOs and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Under Section 162(m) of the Internal Revenue Code, a limitation exists on the deductibility of compensation paid to certain “covered employees,” including all of our NEOs, in excess of $1 million per year and thus, we are unable to deduct compensation payable to our NEOs in excess of such limit. While the Committee considers the impact of this tax treatment, the primary factors influencing program design are the support of our business objectives and the Committee’s commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance. Accordingly, the Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that the Committee determines to be more appropriate.

Compensation and Personnel Committee Report on Executive Compensation

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2025 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Jerry P. Leamon, Chair
Doyle N. Beneby
Laura M. Bishop
Matthew J. Espe
Russell A. Hagey
Lori J. Robinson

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, at all times, all members of the Compensation and Personnel Committee were “independent”: none were employees or former employees of the Company and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

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Compensation of Executive Officers and Directors

Fiscal Year 2025, 2024, and 2023 Summary Compensation Table

The following table sets forth information with respect to the total compensation paid to or earned by each of the named executive officers in fiscal 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	(1)	Non-Equity Incentive Plan Compensation ($)	(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gary D. Burnison, President and Chief Executive Officer	2025	1,000,000	—		10,616,012		2,922,000		37,867	(3)	95,461	(4)	14,671,340
	2024	1,000,000	—		8,792,685		2,212,500		—	(3)	92,473		12,097,658
	2023	1,000,000	—		9,335,918		1,087,478		—	(3)	94,049		11,517,445
Robert P. Rozek, Executive Vice President, Chief Financial Officer and Chief Corporate Officer	2025	625,000	—		4,128,882		1,461,000		—		73,421	(5)	6,288,303
	2024	625,000	—		3,620,719		1,106,250		—		70,687		5,422,656
	2023	625,000	—		3,295,355		543,739		—		71,434		4,535,528

Michael Distefano, Chief Executive Officer, PSI	2025	550,000	—		2,359,107		946,550		39,768	(3)	60,732	(6)	3,956,157
	2024	550,000	—		2,068,994		572,000		—	(3)	393,328		3,584,322
	2023	550,000	—		649,619		332,292		—	(3)	66,568		1,598,479
Jeanne MacDonald, Chief Executive Officer, RPO	2025	550,000	—		2,359,107		1,019,700		—		874,856	(7)	4,803,663
	2024	517,617	200,000	(8)	199,796		611,050		—		586,880		2,115,343

Lesley Uren, Chief Executive Officer, Consulting(9)	2025	502,410	—		255,584		597,879		—		205,770	(10)	1,561,643

Mark Arian, Former Chief Executive Officer, Consulting	2025	421,667	—		2,948,900		—		—		514,377	(11)	3,884,944
	2024	550,000	—		2,637,600		779,900		—		88,209	(12)	4,055,709
	2023	550,000	—		2,526,648		385,000		—		92,187		3,553,835

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in Form 10-K. For the Relative TSR Units, the grant date fair value is measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For each of the NEOs, the assumed per-share value of Relative TSR Units for the July 11, 2024 annual grant was $85.73, for the July 11, 2023 annual grant was $53.57, and for the July 11, 2022 annual grant was $68.92.
(2)	Reflects cash incentive compensation earned under the Company’s annual cash incentive plan in the applicable fiscal year and paid in the following fiscal year.
(3)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Messrs. Burnison’s and Distefano’s accumulated benefit under the Enhanced Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. For fiscal year 2025, for Messrs. Burnison and Distefano, the change in value was positive in the amount of $37,867 and $39,768, respectively, and is reported in accordance with applicable SEC rules. As discussed under “Fiscal 2025 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight-year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a fifteen-year period generally at retirement age of 65 or later. Messrs. Burnison and Distefano are the only named executive officers that participate in the EWAP. To date, Messrs. Burnison and Distefano have contributed $55,200 and $18,700, respectively, to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants.
(4)	Represents 401(k) company contribution of $3,605, an auto allowance of $5,400, executive medical insurance premium of $72,128, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $13,584.
(5)	Represents 401(k) company contribution of $4,104, an auto allowance of $5,400, executive medical insurance premium of $50,438, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $12,735.

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(6)	Represents 401(k) company contribution of $4,600, executive medical insurance premium of $50,438, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $4,950.
(7)	Represents 401(k) company contribution of $4,634, executive medical insurance premium of $72,128, executive long-term disability insurance premium and/or imputed income of $744, executive term life insurance premium and/or imputed income of $3,600, and one year of vesting on each of Ms. MacDonald’s fiscal year 2021, 2022, 2023, and 2024 LTPU awards of $793,750 in total. The value of one year of vesting with respect to each award shown in the table represents the maximum benefit pursuant to such units.
(8)	Represents a one-time cash promotion bonus that is subject to repayment upon certain terminations of employment prior to July 19, 2027.
(9)	Amounts reported in the Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation columns were converted into U.S. Dollars from British pounds at the exchange rate of 1.33976 in effect on April 30, 2025.
(10)	Represents company contribution of $35,169 in the contributory pension plan sponsored by Korn Ferry (UK) Limited, medical insurance premium of $5,532, long-term disability insurance premium and/or imputed income of $2,537, term life insurance premium and/or imputed income of $1,761, and loans forgiven of $160,771.
(11)	Represents 401(k) company contribution of $3,338, an auto allowance of $4,050, executive medical insurance premium of $54,873, executive long-term disability insurance premium and/or imputed income of $589, executive term life insurance premium and/or imputed income of $9,339, and severance payments, pursuant to Mr. Arian’s employment agreement dated June 28, 2021, of $442,188 due in connection with his passing on February 6, 2025.
(12)	Due to a calculation error, such value has been updated in this year’s proxy statement. Other than the amount reported in this column, no other value was changed for fiscal year 2024.

Fiscal Year 2025 Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2025 to the named executive officers, under the Company’s 2022 Stock Incentive Plan.

	Estimated Future Payments Under Non-Equity Incentive Plan Awards					Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary D. Burnison	7/11/2024	—	—		—	—	—	—	54,560	3,599,869
	7/11/2024	—	—		—	20,460	81,840	163,680	—	7,016,143
	—	—	1,500,000		3,000,000	—	—	—	—	—
Robert P. Rozek	7/11/2024	—	—		—	—	—	—	21,220	1,400,096
	7/11/2024	—	—		—	7,958	31,830	63,660	—	2,728,786
	—	—	750,000		1,500,000	—	—	—	—	—
Michael Distefano	7/11/2024	—	—		—	—	—	—	12,120	799,678
	7/11/2024	—	—		—	4,548	18,190	36,380	—	1,559,429
	—	—	550,000		1,100,000	—	—	—	—	—
Jeanne MacDonald	7/11/2024	—	—		—	—	—	—	12,120	799,678
	7/11/2024	—	—		—	4,548	18,190	36,380	—	1,559,429
	—	—	550,000		1,100,000	—	—	—	—	—
Lesley Uren	7/11/2024	—	—		—	—	—	—	4,090	255,584
	—	—	499,749	(1)	999,498	—	—	—	—	—
Mark Arian	7/11/2024	—	—		—	—	—	—	15,160	1,000,257
	7/11/2024	—	—		—	5,683	22,730	45,460	—	1,948,643
	—	—	550,000		1,100,000	—	—	—	—	—

(1)	Target is pro-rated using a base salary of £350,000 from May 1, 2024 to February 5, 2025 and a base salary of £450,000 from February 6, 2025 to April 30, 2025, converted into U.S. Dollars from British pounds at the exchange rate of 1.33976 in effect on April 30, 2025.

Employment Agreements

Certain elements of compensation set forth in the “Fiscal Year 2025, 2024, and 2023 Summary Compensation Table” and “Fiscal Year 2025 Grants of Plan-Based Awards Table” reflect the terms of employment agreements entered into between the Company and each of the named executive officers that were in effect during fiscal year 2025.

Gary D. Burnison. We entered into an amended and restated employment agreement with Mr. Burnison dated June 28, 2021 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison serves as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an

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annual base salary, effective July 1, 2021, of $1,000,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 150% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. In addition, the Burnison Employment Agreement continues to provide for the Retention Award in the amount of $5 million that vested on the Retention Vesting Date. After vesting, payment of this award will be deferred until Mr.  Burnison’s termination of employment (except that Mr. Burnison will forfeit this award if his employment is terminated for “cause” or he violates his restrictive covenants). After vesting, interest will accrue on the deferral until Mr. Burnison’s termination of employment at 120% of an annual average of the long-term Applicable Federal Rate as in effect from time to time (currently 5.79% for August 2025). This deferred award, together with accrued interest, will be paid in equal monthly installments in cash (without further interest) over twelve months following Mr. Burnison’s termination of employment for any reason (other than termination by the Company for “cause”) on or after the Retention Vesting Date provided he provides the Company with an effective release of claims and continues to be in compliance with applicable covenants relating to non-competition, non-solicitation, and confidentiality. Mr. Burnison is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Robert P. Rozek. We entered into an amended and restated employment agreement with Mr. Rozek dated June 28, 2021 (the “Rozek Employment Agreement”) pursuant to which Mr. Rozek serves as Executive Vice President, Chief Financial Officer, and Chief Corporate Officer. Pursuant to the Rozek Employment Agreement, we agreed to provide Mr. Rozek with the following annual compensation: (1) an annual base salary, effective July 1, 2021, of $625,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 120% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Mr. Rozek is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Michael Distefano. We entered into an employment agreement with Mr.  Distefano dated July 1, 2022 (the “Distefano Employment Agreement”) pursuant to which Mr.  Distefano serves as Chief Executive Officer, PSI. Pursuant to the Distefano Employment Agreement, we agreed to provide Mr. Distefano with the following annual compensation: (1) an annual base salary, effective May 1, 2022, of $550,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Mr. Distefano is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Jeanne MacDonald. We entered into an employment agreement with Ms. MacDonald dated September 19, 2023 (the “MacDonald Employment Agreement”) pursuant to which Ms. MacDonald serves as Chief Executive Officer, RPO. Pursuant to the MacDonald Employment Agreement, we agreed to provide Ms. MacDonald with the following annual compensation: (1) an annual base salary, effective July 19, 2023, of $550,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program, including a promotion equity grant of 3,980 shares of restricted stock that vest in equal annual installments over four years subject to continued service through the applicable vesting date. Ms. MacDonald also received a one-time promotion cash bonus equal to $200,000 that vests in four equal annual installments beginning on July 19, 2024, and ending on July 19, 2027. The unvested portions are subject to repayment upon certain terminations of employment that occur prior to the final vesting date. Ms. MacDonald is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Lesley Uren. We entered into an employment agreement with Ms. Uren dated April 29, 2025 (the “Uren Employment Agreement”) pursuant to which Ms. Uren serves as Chief Executive Officer, Consulting. Pursuant to the Uren Employment Agreement, we agreed to provide Ms. Uren with the following annual compensation: (1) an annual base salary, effective February 6, 2025, of £450,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Ms. Uren is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Mark Arian. We entered into an employment agreement with Mr. Arian dated June 28, 2021 (the “Arian Employment Agreement”) pursuant to which Mr. Arian served as Chief Executive Officer, Consulting. Pursuant to the Arian Employment Agreement, we agreed to provide Mr. Arian with the following annual compensation: (1) an annual base salary, effective July 1, 2021, of $550,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Mr. Arian was also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

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Fiscal Year 2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to options to purchase shares of the Company’s common stock, restricted stock, and restricted stock unit grants to the named executive officers outstanding as of April 30, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Gary D. Burnison	—	—	—	—	—	6,520	(1)	402,284	—		—
	—	—	—	—	—	28,710	(2)	1,771,407	—		—
	—	—	—	—	—	50,333	(3)	3,105,546	—		—
	—	—	—	—	—	54,560	(4)	3,366,352	—		—
	—	—	—	—	—	—		—	122,740	(5)	7,573,058
	—	—	—	—	—	—		—	201,340	(6)	12,422,678
	—	—	—	—	—	—		—	163,680	(7)	10,099,056
Robert P. Rozek	—	—	—	—	—	2,718	(1)	167,701	—		—
	—	—	—	—	—	10,135	(2)	625,330	—		—
	—	—	—	—	—	20,730	(3)	1,279,041	—		—
	—	—	—	—	—	21,220	(4)	1,309,274	—		—
	—	—	—	—	—	—		—	43,320	(8)	2,672,844
	—	—	—	—	—	—		—	82,900	(9)	5,114,930
	—	—	—	—	—	—		—	63,660	(10)	3,927,822
Michael Distefano	—	—	—	—	—	725	(1)	44,733	—		—
	—	—	—	—	—	2,535	(2)	156,410	—		—
	—	—	—	—	—	11,843	(3)	730,713	—		—
	—	—	—	—	—	12,120	(4)	747,804	—		—
	—	—	—	—	—	—		—	7,220	(11)	445,474
	—	—	—	—	—	—		—	47,380	(12)	2,923,346
	—	—	—	—	—	—		—	36,380	(13)	2,244,646
Jeanne MacDonald	—	—	—	—	—	1,690	(2)	104,273	—		—
	—	—	—	—	—	2,985	(14)	184,175	—		—
	—	—	—	—	—	12,120	(4)	747,804	—		—
	—	—	—	—	—	—		—	4,820	(15)	297,394
	—	—	—	—	—	—		—	36,380	(16)	2,244,646
Lesley Uren	—	—	—	—	—	2,025	(2)	124,943	—		—
	—	—	—	—	—	3,353	(3)	206,880	—		—
	—	—	—	—	—	4,090	(4)	252,353	—		—
Mark Arian	—	—	—	—	—	—		—	—		—

(1)	The time-based grant was made on July 9, 2021, and vests in four equal annual installments beginning on July 9, 2022.
(2)	The time-based grant was made on July 11, 2022, and vests in four equal annual installments beginning on July 11, 2023.
(3)	The time-based grant was made on July 11, 2023, and vests in four equal annual installments beginning on July 11, 2024.
(4)	The time-based grant was made on July 11, 2024, and vests in four equal annual installments beginning on July 11, 2025.
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(5)	This grant of Relative TSR Units was made on July 11, 2022. The award has a three-year vesting period after which between 0 and 172,260 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2025, 122,740 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(6)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 201,340 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(7)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 163,680 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(8)	This grant of Relative TSR Units was made on July 11, 2022. The award has a three-year vesting period after which between 0 and 60,800 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2025, 43,320 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(9)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 82,900 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(10)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 63,660 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(11)	This grant of Relative TSR Units was made on July 11, 2022. The award has a three-year vesting period after which between 0 and 10,140 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2025, 7,220 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(12)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 47,380 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(13)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 36,380 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(14)	This time-based restricted stock grant was made on September 5, 2023, and vests in four equal annual installments beginning on September 5, 2024.
(15)	This grant of Relative TSR Units was made on July 11, 2022. The award has a three-year vesting period after which between 0 and 6,760 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2025, 4,820 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(16)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 36,380 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.

Stock Vested in Fiscal Year 2025

The following table sets forth information with respect to the exercise of options and the vesting of stock awards for each of the named executive officers during the fiscal year ended April 30, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Gary D. Burnison	—	—	125,247		8,230,962
Robert P. Rozek	—	—	50,508		3,318,534
Michael Distefano	—	—	15,870		1,045,890
Jeanne MacDonald	—	—	1,840		123,373
Lesley Uren	—	—	2,130		140,537
Mark Arian	—	—	152,378	(1)	10,303,936

(1)	Includes time-based restricted stock and performance-based awards that vested on February 6, 2025, the date of Mr. Arian’s passing.

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Fiscal Year 2025 Pension Benefits

The following table sets forth the pension benefits of the named executive officers as of April 30, 2025.

Name	Plan Name	Number of Years Credited Service or Number of Units Earned (#)	(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary D. Burnison	Executive Wealth Accumulation Plan (“EWAP”)	15		357,031	—
Michael Distefano	EWAP	15		246,609	—

(1)	Upon attaining 15 years of service, Messrs. Burnison and Distefano qualified for an “early retirement benefit” under the EWAP. Because Messrs. Burnison and Distefano have made the mandatory contributions for the eight-year period as required under the EWAP, they are now entitled to an unreduced benefit.

Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal year 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight-year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a 15-year period generally at retirement age of 65 or later. Participants were able to acquire additional “deferral units” every five years.

In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants. The assumptions used to calculate the present value of the accumulated benefit under the EWAP are set forth in Note 6 to the notes to consolidated financial statements in our Form 10-K.

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Fiscal Year 2025 Nonqualified Deferred Compensation

The nonqualified deferred compensation plan earnings and withdrawals of the named executive officers as of April 30, 2025, are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/(loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Gary D. Burnison	—	—	466,769	—		5,767,470	(1)
Robert P. Rozek	—	—	—	—		—
Michael Distefano	—	—	—	(3,684,034)	(2)	475,000	(4)
Jeanne MacDonald	—	—	—	(125,000)	(3)	4,175,000	(4)
Lesley Uren	—	—	—	—		—
Mark Arian	—	—	—	(200,000)	(3)	800,000	(4)

(1)	The “Aggregate Balance at Last FYE” for Mr. Burnison includes $2,995,922 of contributions made by both Mr. Burnison and the Company, all of which was reported as contributions in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement. Of the amounts reported in prior-year proxy statements, $1,061,922 relates to Mr. Burnison’s election to defer 100% of his fiscal year 2023 non-equity incentive plan award which is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal year 2023, and $1,725,000 relates to Mr. Burnison’s election to defer 50% of his fiscal year 2022 non-equity incentive plan award. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
(2)	Includes $2,865,914 of contributions made by Mr. Distefano, none of which was previously reported as contributions in the Summary Compensation Tables in prior-year proxy statements as Mr. Distefano first became a named executive officer for the fiscal 2023 proxy statement; it also includes market gains of $668,120 he received in fiscal year 2024. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation. Mr. Distefano deferred a majority of his fiscal year 2021 annual incentive award and at the time of his deferral he elected to take a lump-sum distribution in May 2024; therefore, he received a full distribution of $3,534,034 in fiscal year 2025 and a payment of $150,000 related to distributions under the LTPU Plan.
(3)	Represents distributions under the LTPU Plan.
(4)	On July 8, 2016, the Company established the LTPU Plan in order to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employees. Each Unit Award made under the LTPU Plan has a total value of either $125,000 (for an award granted prior to June 1, 2020), $50,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $62,500 (for an award granted on or after July 1, 2021) and a base value of either $50,000 (for an award granted prior to June 1, 2020) or $25,000 (for an award granted on or after June 1, 2020). The base value of an LTPU award represents the maximum amount payable upon early termination or a partially vested unit award. Unless a participant dies or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of either $25,000 (for an award granted prior to June 1, 2020), $10,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $12,500 (for an award granted on or after July 1, 2021), in all cases subject to a potential performance adjustment, for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. A unit award has a base value of $25,000 (for an award granted on or after June 1, 2020) or $50,000 (for an award granted prior to June 1, 2020) for the purpose of determining the payment that would be made upon early termination for a partially vested unit award. The units vest 25% on each anniversary date, with the unit becoming fully vested on the fourth anniversary of the grant date, subject to the participant’s continued service as of each anniversary date. On July 8, 2016, Mr. Distefano received five units, on April 3, 2017, Mr. Arian received eight units, and on July 12, 2017, Mr. Distefano received one additional unit; the value shown in the table represents the remaining benefits due pursuant to such units. As Mr. Arian’s award became fully vested in fiscal year 2021 and Mr. Distefano’s awards became fully vested in fiscal year 2022, no amounts were required to be reported in the Summary Compensation Table for fiscal year 2025. On July 8, 2016, July 9, 2018, July 9, 2019, July 8, 2020, July 9, 2021, July 11, 2022, and July 11, 2023, Ms. MacDonald received five, two, two, eleven, fourteen, eight, and twenty units, respectively; the value shown in the table represents the remaining benefits pursuant to such units. Ms. MacDonald’s awards are partially vested, of which $543,750 and $793,750 were reported in the Summary Compensation Table for fiscal year 2024 and 2025, respectively.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers (excluding Mr.  Arian) under existing plans and arrangements if that named executive officer’s employment had terminated on April 30, 2025 (pursuant to the executive’s employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and EWAP, and previously accrued and vested benefits under the Company’s LTPU Plan and nonqualified deferred compensation plan, as described in the tables above. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. Further, in connection with any actual termination of employment, the

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Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. References to “performance shares” mean any outstanding Relative TSR Units. Mr. Arian terminated employment prior to the end of fiscal year 2025 and received the severance benefits described below.

Gary D. Burnison. Under the Burnison Employment Agreement, because Mr.  Burnison remained employed through the Retention Vesting Date, subject to his execution and delivery of a general release of claims and his compliance with restrictive covenants relating to non-competition, non-solicitation, and confidentiality, (i) his deferred Retention Award, in the amount of $5,000,000, together with interest accrued during the mandatory deferral period, will be paid in equal monthly installments in cash (without further interest) over 12 months following Mr. Burnison’s termination of employment for any reason (other than termination by the Company for cause) and (ii) upon any termination of Mr. Burnison’s employment (other than by the Company for cause or due to death or disability), all unvested equity awards granted on or after March 30, 2018 (and at least 90 days prior to such termination, other than with respect to a termination by the Company without cause or a termination by Mr. Burnison for good reason (an “Involuntary Termination”) during such 90-day period, in which case, there shall be no such 90-day requirement) will continue to vest in accordance with their terms, disregarding such termination. As an exception, the post-change in control double trigger equity severance vesting rules described below would continue to apply in the event of an Involuntary Termination that occurs within 24 months after a change in control.

Under the Burnison Employment Agreement, if Mr. Burnison’s employment is terminated due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the Executive Capital Accumulation Plan (“ECAP”); (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If we terminated Mr. Burnison’s employment for cause or he voluntarily terminated his employment without good reason, then we would pay him accrued compensation through the date of termination.

Under the Burnison Employment Agreement, if Mr. Burnison’s employment is terminated due to an Involuntary Termination prior to a change in control or more than 24 months after a change in control, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; and (3) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents.

The Burnison Employment Agreement provides that if there was a change of control and within 24 months, Mr. Burnison’s employment is terminated due to an Involuntary Termination, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to three times his current annual base salary, three times his target annual cash incentive award and the amount of his deferred Retention Award (to the extent not yet paid); (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding stock options, other equity-type incentives, other long term awards and all benefits held under the ECAP (excluding performance awards) (collectively, the “Time Vested Awards”); and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

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Under the Burnison Employment Agreement, the severance benefits described above are conditioned on Mr. Burnison’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition.

Gary D. Burnison(1)	Retirement	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$8,645,589	$8,645,589	$8,645,589	$8,645,589
Performance-Based Shares(2)	18,833,925	18,833,925	18,833,925	18,833,925
Base Salary	—	—	3,000,000	—
Annual Incentive Award	—	2,922,000	6,000,000	1,500,000
Health Benefits	—	124,244	165,658	248,487	(3)
Retention Award	5,777,719	5,777,719	5,777,719	5,777,719
TOTAL	$33,257,233	$36,303,477	$42,422,891	$35,005,720

(1)	Under all termination scenarios other than a termination by the Company for cause, Mr. Burnison would receive payment of his deferred Retention Award of $5,000,000, which fully vested as of March 30, 2022, plus the amount of interest accrued during the mandatory deferral period, as described above.
(2)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2025, it was assumed that the Company achieved target performance.
(3)	Where Mr. Burnison or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert P. Rozek. Under the Rozek Employment Agreement, if Mr. Rozek’s employment terminates due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If the Company terminates Mr. Rozek’s employment for cause at any time or he voluntarily terminates his employment without good reason, then the Company would pay him accrued compensation through the date of termination.

If Mr. Rozek’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-quarter times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents; (5) all outstanding Time Vested Awards will continue to vest in accordance with their terms (disregarding such termination); and (6) the performance awards will vest based on actual performance through the entire performance period.

If Mr. Rozek’s employment is Involuntarily Terminated within 24 months following a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to two and one-half times his current annual base salary and two and one-half times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding Time Vested Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

If Mr. Rozek terminates his employment due to retirement, he will be entitled to the following: (1) his accrued compensation; (2) Time Vested Awards that have been outstanding for more than 90 days will continue to vest in accordance with their terms (disregarding such termination); and (3) performance awards that have been outstanding for more than 90 days will vest based on actual performance through the entire performance period. Mr.  Rozek is required to provide 6 months’ notice prior to terminating his employment due to retirement. The severance benefits described above are conditioned on Mr. Rozek’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition.

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Robert P. Rozek	Retirement	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$3,381,345	$3,381,345	$3,381,345	$3,381,345
Performance-Based Shares(1)	7,194,220	7,194,220	7,194,220	7,194,220
Base Salary	—	937,500	1,562,500	—
Annual Incentive Award	—	2,398,500	2,625,000	750,000
Health Benefits	—	86,893	115,857	173,786	(2)
TOTAL	$10,575,565	$13,998,458	$14,878,922	$11,499,351

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2025, it was assumed that the Company achieved target performance.
(2)	Where Mr. Rozek or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Michael Distefano. Under the Distefano Employment Agreement, if Mr. Distefano’s employment terminates due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If the Company terminates Mr. Distefano’s employment for cause at any time or he voluntarily terminates his employment without good reason, then the Company would pay him accrued compensation through the date of termination.

If Mr. Distefano’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-quarter times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents; (5) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (6) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days he was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Mr. Distefano’s employment is Involuntarily Terminated within 24 months following a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to two and one-half times his current annual base salary and two and one-half times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding Time Vesting Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

In addition, pursuant to the terms of the LTPU Plan and Mr. Distefano’s LTPU awards, which fully vested in fiscal year 2022, in the case of death or disability, payout of the award, which generally occurs in five equal annual installments commencing in the calendar year including the seventh anniversary of the grant date and over four years thereafter (unless elected otherwise), would commence, if payout had not yet commenced, on the 60th day following a termination due to death, or would be payable as a single lump sum in the year in which a disability occurs. Each unit awarded under the LTPU Plan has a total value of $125,000. Mr. Distefano was awarded six units under the LTPU Plan and thus the total value of his unpaid vested award is $475,000. Notwithstanding the foregoing, if the LTPUP Administrator determines that Mr. Distefano’s termination is for cause or that he has engaged in Detrimental Activity, then Mr. Distefano’s vested award under the LTPU Plan would be forfeited.

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Michael Distefano	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$553,387	$1,679,659	$1,679,659
Performance-Based Shares(1)	2,655,362	3,029,470	3,029,470
Base Salary	825,000	1,375,000	—
Annual Incentive Award	1,634,050	1,925,000	550,000
Health Benefits	86,893	115,857	173,786	(2)
LTPU Award(3)	475,000	475,000	475,000
TOTAL	$6,229,692	$8,599,986	$5,907,915

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2025, it was assumed that the Company achieved target performance.
(2)	Where Mr. Distefano or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.
(3)	Mr. Distefano’s LTPU award was already fully vested as of the last day of the fiscal year. The full value of the award (less any amounts previously paid) is payable following any termination of employment subject to the terms of the LTPU Plan and as described in more detail above.

Jeanne MacDonald. Under the MacDonald Employment Agreement, if Ms. MacDonald’s employment terminates due to death or disability, then she, or her legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of her target annual cash incentive award for the fiscal year in which her employment terminated; (4) the number of performance shares that would have been earned if she had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for her and her dependents for as long as such coverage was available under COBRA.

If the Company terminates Ms. MacDonald’s employment for cause at any time or she voluntarily terminates her employment without good reason, then the Company would pay her accrued compensation through the date of termination. In addition, if such a termination occurs prior to July 19, 2027, then Ms. MacDonald would be required to repay the unvested portion of her $200,000 promotion cash bonus, which vests in four equal annual installments on each of July 19, 2024, 2025, 2026, and 2027. Therefore, if Ms. MacDonald had been terminated for cause or had voluntarily terminated without good reason as of April 30, 2025, she would have been required to repay $150,000 to the Company.

If Ms. MacDonald’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) cash payments equal to one and one-half times her then current annual base salary and one and one-quarter times her target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for her and her dependents; (5) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (6) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days she was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Ms. MacDonald’s employment is Involuntarily Terminated within 24 months following a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her target annual cash incentive award; (3) cash payments equal to two and one-half times her current annual base salary and two and one-half times her target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for her and her dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for her and her dependents; (5) vesting on the date of termination of all outstanding Time Vesting Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

In addition, pursuant to the terms of the LTPU Plan and Ms. MacDonald’s LTPU awards, her unvested LTPU awards would become vested upon the occurrence of her death or disability or the event of a change in control and, in the case of death or disability, payout of the award, which generally occurs in five equal annual installments commencing in the calendar year including the seventh anniversary of the grant date and over four years thereafter (unless elected otherwise), would commence, if payout had not yet commenced, on the 60th day following a termination due to death or would be payable as a single lump sum in the year in which a disability occurs.

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Each unit awarded under the LTPU Plan has a total value and a base value, which is relevant for purposes of determining the value of payout of a partially-vested LTPU award. Awards granted (1) on or after June 1, 2020, and prior to July 1, 2021, have a total value of $50,000 and a base value of $25,000, (2) on or after July 1, 2021, have a total value of $62,500 and a base value of $25,000, and (3) prior to June 1, 2020, have a total value of $125,000 and a base value of $50,000. Ms. MacDonald was awarded 62 units under the LTPU Plan and, thus, as of April 30, 2025, the total value of her awards, if fully vested, was $4,300,000 (of which $1,550,000 was already fully vested per their terms, net of payments previously made), and the total base value of her unvested awards was $1,050,000. If Ms. MacDonald terminates employment prior to her death or disability and not for cause, in addition to the value of her fully vested awards ($1,550,000, which would be paid out as described above), she is entitled to a lump sum payment of a portion of the base value of her unvested awards based on the years of service completed since the applicable grant date to the extent that the termination occurs at least 13 months following the grant date. Ms. MacDonald’s unvested LTPU awards were made on July 9, 2021, July 11, 2022, and July 11, 2023; with respect to such unvested awards, such a termination occurring on April 30, 2025, would entitle her to $487,500. Notwithstanding the foregoing, if the LTPUP Administrator determines that Ms. MacDonald’s termination is for cause or that she has engaged in Detrimental Activity, then Ms. MacDonald’s vested awards under the LTPU Plan would be forfeited.

Jeanne MacDonald	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Change of Control	Death or Disability
Equity/ECAP (excluding performance-based shares)	$300,479	$1,036,252	$—	$1,036,252
Performance-Based Shares(1)	1,045,609	1,419,717	—	1,419,717
Base Salary	825,000	1,375,000	—	—
Annual Incentive Award	1,707,200	1,925,000	—	550,000
Health Benefits	124,244	165,658	—	248,487	(2)
LTPU Award(3)	2,037,500	—	4,175,000	4,175,000
TOTAL	$6,040,032	$5,921,627	$4,175,000	$7,429,456

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2025, it was assumed that the Company achieved target performance.
(2)	Where Ms. MacDonald or her dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.
(3)	Certain of Ms. MacDonald’s LTPU awards were unvested as of the last day of the fiscal year. The unvested LTPU awards would fully vest on a change of control or a termination due to death or disability and would pay out subject to the terms of the LTPU Plan and as described in more detail above. In the event of Ms. MacDonald’s termination that is not for cause and not due to death or disability, the base value of the unvested awards would become payable based on years of service since the applicable grant date subject to the terms of the LTPU Plan and as described in more detail above. The full value of Ms. MacDonald’s vested awards as of April 30, 2025, is payable following any termination of employment subject to the terms of the LTPU Plan and as described in more detail above.

Lesley Uren. Under the Uren Employment Agreement, if Ms. Uren’s employment terminates due to death or disability, then she, or her legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of her target annual cash incentive award for the fiscal year in which her employment terminated; and (4) the number of performance shares that would have been earned if she had served the Company for the entire performance period and the target performance had been achieved.

If the Company terminates Ms. Uren’s employment for cause at any time or she voluntarily terminates her employment without good reason, then the Company would pay her accrued compensation through the date of termination.

If Ms. Uren’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control and not due to a Transition Termination (as described below), then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) cash payments equal to one and one-half times her then current annual base salary and one and one-quarter times her target annual cash incentive award; (4) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (5) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days she was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Ms. Uren’s employment is Involuntarily Terminated within 24 months following a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her target annual cash incentive award; (3) cash payments equal to two and one-half times her current annual base salary and two and one-half times her

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target annual cash incentive award; (4) vesting on the date of termination of all outstanding Time Vesting Awards; and (5) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

If Ms. Uren’s employment is terminated by the Company prior to a change in control and prior to August 1, 2027 due to the Company having made an offer to a replacement to serve in Ms. Uren’s role or by Ms. Uren as a result of the Company, prior to a change in control and prior to August 1, 2027, having materially reduced her duties or responsibilities (such a termination, a “Transition Termination”), then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) vesting on the date of termination of all outstanding Time Vesting Awards; and (4) Ms. Uren’s performance awards will vest based on actual performance during the entire performance period as though she had served for the duration of such performance period(s).

Lesley Uren	Transition Termination	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$584,176	$194,386	$584,176	$584,176
Performance-Based Shares	—	—	—	—
Base Salary(1)	—	904,338	1,507,230	—
Annual Incentive Award(1)	597,879	1,351,494	2,110,122	602,892
TOTAL	$1,182,055	$2,450,218	$4,201,528	$1,187,068

(1)	Amounts were converted into U.S. Dollars from British pounds at the exchange rate of 1.33976 in effect on April 30, 2025.

Mark Arian. Under the Arian Employment Agreement, in connection with his passing, he became entitled to receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP (valued at $2,727,640 as of the date of his passing); (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated ($424,932); (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved (valued at $5,201,093 as of the date of his passing); and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA ($17,257 was payable in respect of such benefit in fiscal year 2025).

In addition, pursuant to the terms of the LTPU Plan and Mr. Arian’s LTPU award, which fully vested in 2021, and for which payment commenced in September 2024, he is entitled to the remaining four annual payments. Each unit awarded under the LTPU Plan has a total value of $125,000. Mr. Arian was awarded eight units under the LTPU Plan and thus the total value of his vested award (less $200,000 previously paid) is $800,000.

For purposes of the foregoing employment agreements, “cause,” “change in control,” “and “good reason,” generally mean the following:

•	“Cause” means:
	–	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude, or pleading guilty or nolo contendere to such charges; or
	–	reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal, or administrative liability; or
	–	any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume, or other document submitted to the Company, either before, during, or after employment; or
	–	for Mr. Distefano and Mmes. MacDonald and Uren, material violation of the Company’s material written policies or procedures.
•	“Change in Control” means:
	–	an acquisition by any person of beneficial ownership or a pecuniary interest in more than 50% of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;
	–	the consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 50% or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than certain excluded persons) owns more

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than 50% of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which one or more excluded persons own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not excluded persons, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 50% of the Voting Stock of the resulting entity;
–	consummation of the dissolution or complete liquidation of the Company; or

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board. Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.

•	“Good Reason” for purposes of Mr. Burnison means, if without Mr. Burnison’s prior written consent:
	–	the Company materially reduces Mr. Burnison’s duties or responsibilities as Chief Executive Officer or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function as Chief Executive Officer;
	–	the Company reduces Mr. Burnison’s base salary or target annual incentive award under the Company’s annual cash incentive plan (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);
	–	the Company fails to perform or breaches its obligations under any other material provision of the Burnison Employment Agreement and fails to cure such failure or breach within the period required by the Burnison Employment Agreement;
	–	Mr. Burnison’s primary location of business is moved by more than 50 miles, subject to certain exceptions set forth in the Burnison Employment Agreement;
	–	the Company reduces Mr. Burnison’s title of Chief Executive Officer or removes him; or
	–	the Company fails to obtain the assumption in writing of its obligation to perform the Burnison Employment Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale, or similar transaction.
•	“Good Reason” for purposes of Mr. Rozek means, if without Mr. Rozek’s prior written consent:
	–	the Company materially reduces Mr. Rozek’s title, duties, or responsibilities as Chief Financial Officer and Chief Corporate Officer, or removes him;
	–	the Company reduces Mr. Rozek’s then current base salary or target award opportunity under the Company’s annual cash incentive compensation program (in each case, other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company (as defined under Item 402 of Regulation S-K and to the extent employed by the Company at that time)); or
	–	Mr. Rozek’s primary location of business is moved by more than 50 miles (other than in connection with a move of the Company’s corporate headquarters).
•	“Good Reason” for purposes of Mr. Distefano and Mmes. MacDonald and Uren means, if without their prior written consent and subject to the Company’s cure right:
	–	The Company materially reduces the executive’s duties or responsibilities; or
	–	The Company materially reduces the executive’s then current base salary or target annual incentive award (other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company); or
	–	the Company materially breaches a material term of the executive’s employment agreement.
In the case of Ms. Uren, the foregoing applies if it occurs on or after August 1, 2027.

Pay Ratio Disclosure

The 2025 annual total compensation of the median compensated of all our employees, other than our CEO Gary Burnison, was $108,160; Mr. Burnison’s 2025 annual total compensation was $14,671,340, and the ratio of these amounts was 1-to-136.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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As permitted under the SEC rules, we used the same median employee as last year because we believe we did not experience any changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified a median compensated employee using base salary paid in fiscal year 2024, annualized to the extent permitted by SEC rules for those employees that were employed for less than the full fiscal year or on an unpaid leave. As permitted by SEC rules, to identify the global median employee, we used a valid statistical sampling methodology applied to all of our employees who were employed as of April 30, 2024, which was approximately 10,880 employees, after excluding approximately 305 employees by applying the de minimis exemption that allows the exclusion of no more than 5% of our total non-U.S. employee population. The table below discloses the countries and excluded employees under the de minimis exemption.

Country	Approximate Number of Excluded Employees
Azerbaijan	1
Lithuania	3
Vietnam	4
Ecuador	7
Bulgaria	11
Thailand	37
Turkey	57
Mexico	185

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income (in thousands)(5) (h)	Adjusted Fee Revenue (in millions)(6) (i)
2025	$ 14,671,340	$ 16,674,367	$4,098,942	$4,321,252	$230	$147	$251,076	$2,694
2024	12,097,658	21,040,675	3,575,515	4,015,867	221	152	172,561	2,788
2023	11,517,445	4,752,895	3,283,352	1,500,999	172	134	213,054	2,876
2022	9,547,534	6,792,260	3,677,007	2,726,928	217	139	330,845	2,596
2021	11,347,527	30,500,006	5,492,093	11,884,612	238	141	115,562	1,810
(1)	The dollar amounts reported in column (b) are the amounts reported for Gary Burnison (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Burnison) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for fiscal year 2025, Messrs. Rozek, Distefano, and Arian and Mmes. MacDonald and Uren; (ii) for fiscal year 2024, Messrs. Rozek, Arian, Distefano, and Mulrooney and Ms. MacDonald; (iii) for fiscal year 2023, Messrs. Rozek, Mulrooney, Arian, and Distefano; and (iv) for fiscal years 2022 and 2021, Messrs. Rozek, Mulrooney, and Arian.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Burnison, and the dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our other NEOs as a group, each as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Burnison or the other NEOs on average, as applicable. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as required by applicable SEC rules and as shown below with respect to fiscal year 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The equity values included in “compensation actually paid” do not correspond to the actual values that may be recognized by the named executive officers.

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	2025
Compensation Actually Paid	PEO	Other NEOs*
Summary Compensation Table Total	$14,671,340	$4,098,942
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(10,616,012)	(2,410,316)
Less, Change in Pension Value reported in Summary Compensation Table	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	10,368,037	1,778,582
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	516,971
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	1,437,863	187,057
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	625,964	105,899
Less, prior year-end fair value for any equity awards forfeited in the year	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	187,175	44,117
Plus, pension service cost for services rendered during the year	—	—
Compensation Actually Paid	$16,674,367	$4,321,252

*	Amounts presented are averages for the entire group of Other NEOs.

(3)	Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is April 30, 2020.
(4)	The peer group used for this purpose is the following Company-established peer group, as used in the Form 10-K for purposes of Item 201(e)(1)(ii) of Regulation S-K: ASGN Inc. (ASGN), Costar Group Inc. (CSGP), Cushman & Wakefield Plc. (CWK), FTI Consulting Inc. (FCN), Heidrick & Struggles International Inc. (HSII), Huron Consulting Group Inc. (HURN), ICF International Inc. (ICFI), Insperity Inc. (NSP), Jones Lang Lasalle Inc. (JLL), ManpowerGroup Inc. (MAN), PageGroup Plc. (MPGPF), Robert Half International Inc. (RHI), Trinet Group Inc. (TNET), and Verisk Analytics Inc. (VRSK). As described in the CD&A, the Company added CSGP, TNET, and VRSK as compared to the Company-established peer group disclosed in last year’s proxy statement (the “Prior Peer Group”). Utilizing the Prior Peer Group, TSR for each year presented in the table is as follows: $164, $174, $144, $160, and $133, for each of fiscal years 2021, 2022, 2023, 2024, and 2025, respectively.
(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(6)	Adjusted Fee Revenue is defined as Fee Revenue of the Company, as reported in the Form 10-K for the applicable fiscal year, adjusted as necessary to eliminate the effect of currency fluctuations, including by translating the applicable fiscal year’s actual results at a currency rate comparable to the rate used in the Company’s AOP for such fiscal year.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

I CAP vs Company TSR and Peer Group TSR

Compensation Actually Paid and Net Income

I CAP vs. Net Income

*	Value of Initial Fixed $100 Investment on April 30, 2020

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Compensation Actually Paid and Adjusted Fee Revenue

I CAP vs. Adjusted Fee Revenue

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

1. Adjusted Fee Revenue;

2. Adjusted EBITDA Margin;

3. Adjusted Diluted EPS; and

4. Adjusted ROIC.

Fiscal Year 2025 Compensation of Directors

The compensation of directors, including all restricted stock unit awards, for fiscal year 2025 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Doyle N. Beneby	—	(3)	291,974	60,522	352,496
Laura M. Bishop	105,000	(4)	184,748	5,046	294,794
Matthew J. Espe	105,000	(5)	184,748	8,353	298,101
Russell A. Hagey	—	(6)	279,657	3,281	282,938
Charles L. Harrington	—	(7)	289,800	22,369	312,169
Jerry P. Leamon	250,000	(8)	184,748	8,353	443,101
Angel R. Martinez	105,000	(9)	184,748	8,353	298,101
Debra J. Perry	—	(10)	305,015	13,770	318,785
Lori J. Robinson	95,000	(11)	184,748	5,046	284,794
(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Form 10-K. As of April 30, 2025, the aggregate restricted stock units held by each director was 2,550 restricted stock units representing their annual equity grant. Messrs. Beneby, Hagey, and Harrington and Ms. Perry held an additional 1,480, 1,310, 1,450, and 1,660 restricted stock units, respectively, granted in respect of the annual director and committee fees they elected to receive in the form of restricted stock units. Messrs. Beneby, Espe, Harrington, Leamon, and Martinez and Ms. Perry held an additional 35,910, 3,890, 11,930, 3,890, 3,890, and 6,410 fully vested deferred stock units, respectively.
(2)	Represents dividends on unvested restricted stock units.

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(3)	Mr. Beneby elected to receive his annual director fee of $95,000 and his fee of $12,500 for service as Nominating Committee Chair during fiscal 2025 in restricted stock units instead of cash and was issued 1,480 restricted stock units in lieu of such fees with a grant date fair value of $107,226.
(4)	Ms. Bishop received a director fee of $95,000 and an annual fee of $10,000 for service as an Audit Committee Member during fiscal 2025.
(5)	Mr. Espe received a director fee of $95,000 and an annual fee of $10,000 for service as an Audit Committee Member during fiscal 2025.
(6)	Mr. Hagey received a director fee of $95,000 during fiscal 2025 in restricted stock units instead of cash and was issued 1,310 restricted stock units in lieu of such fees with a grant date fair value of $94,910.
(7)	Mr. Harrington elected to receive his annual director fee of $95,000 and his fee of $10,000 for service as an Audit Committee Member during fiscal 2025 in restricted stock units instead of cash and was issued 1,450 restricted stock units in lieu of such fees with a grant date fair value of $105,053.
(8)	Mr. Leamon received an annual fee of $130,000 as chair of the Board, a director fee of $95,000, and an annual fee of $25,000 for service as Compensation Committee Chair during fiscal 2025.
(9)	Mr. Martinez received a director fee of $95,000 and an annual fee of $10,000 for service as an Audit Committee Member during fiscal 2025.
(10)	Ms. Perry elected to receive her annual director fee of $95,000 and her fee of $25,000 for service as Audit Committee Chair during fiscal 2025 in restricted stock units instead of cash and was issued 1,660 restricted stock units in lieu of the annual cash director fee with a grant date fair value of $120,267.
(11)	Ms. Robinson received a director fee of $95,000 during fiscal 2025.

Directors who are also employees or officers do not receive any additional compensation for their service on the Board. The Committee, in consultation with Pearl Meyer, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. No changes were made to the director fees for fiscal 2025 as compared to fiscal 2024. Beginning with fiscal 2026, the Committee determined it was advisable to make certain changes as described below.

For fiscal 2025, the non-employee director compensation program provided for an annual equity award of restricted stock units with a value of approximately $185,000 (increased to $200,000 beginning with fiscal 2026) to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing such value by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). Non-employee directors are permitted to defer settlement of their restricted stock units; during fiscal year 2025, all directors other than Mr. Hagey and Ms. Robinson elected to defer their restricted stock units. The restricted stock unit awards vest on the day before the following annual meeting of stockholders and, beginning with awards granted in calendar year 2023 and thereafter, the date of a director’s earlier death. Additionally, non-employee directors receive each year, $95,000 either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. During fiscal year 2025, Messrs. Beneby, Hagey, and Harrington and Ms. Perry elected to receive their director fees, including fees for service on any committees as described below, in restricted stock units and to defer settlement of such restricted stock units. The non-employee director compensation program is intended to compensate the non-employee directors for their services through the next annual meeting of stockholders. In addition, each member of the Audit Committee other than the Audit Committee Chair receives an amount in cash or restricted stock units annually ($10,000 in fiscal 2025, increased to $12,000 beginning with fiscal 2026), the Audit Committee Chair receives an amount in cash or restricted stock units annually ($25,000 in fiscal 2025, increased to $30,000 beginning with fiscal 2026), the Compensation and Personnel Committee Chair receives $25,000 in cash or restricted stock units annually, and the Nominating Committee Chair receives an amount in cash or restricted stock units annually ($12,500 in fiscal 2025, increased to $18,000 beginning with fiscal 2026). The Chair of the Board receives an amount in cash or restricted stock units annually ($130,000 in fiscal 2025, increased to $150,000 beginning with fiscal 2026). All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

The Company’s stock ownership policy for directors requires each non-employee director to own three times their annual cash retainer in Company stock.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,270,923	$—	4,348,437
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,270,923	$—	4,348,437(1)

The values in this table are as of April 30, 2025.

(1)	This includes 1,480,096 shares that remained available under the Company’s Employee Stock Purchase Plan as of April 30, 2025, which includes 63,001 shares that were subject to purchase during the period in effect as of April 30, 2025.

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03
Amendments to Restated Certificate of Incorporation

Proposal 3 Approval of Amendments to Korn Ferry’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	74
Executive Summary	74
Purpose and Effect of the Proposed Amendments	74
Additional Information	75
Required Vote	75
Recommendation of the Board	75

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Proposal 3

Approval of Amendments to Korn Ferry’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law

Executive Summary

In 2022, the State of Delaware (where the Company is incorporated) enacted legislation that expands exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to, but more limited than, the protection already afforded to directors under our Restated Certificate of Incorporation (the “Certificate”). Consistent with the update to Delaware law, we are seeking stockholder approval to amend Article IX of the Certificate to limit the liability of certain officers in certain limited circumstances as permitted by Delaware law (the “Proposed Amendments”).

Purpose and Effect of the Proposed Amendments

The Proposed Amendments are a result of the Board’s ongoing review of corporate governance best practices and recent changes in Delaware law. In developing the Proposed Amendments, the Board (including all members of the Nominating Committee) carefully considered the implications of amending our Certificate to limit the liability of certain of our officers in limited circumstances as permitted by Delaware law.

In order to better position the Company to attract and retain qualified and experienced officers, the Board believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by Delaware law. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.

The nature of their role often requires officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of opportunistic lawsuits that seek to impose liability with the benefit of hindsight. Aligning the protections available to our officers with those currently available to our directors would empower officers to exercise their business judgment in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.

The Board believes that the Proposed Amendments strike the appropriate balance between furthering our goals of attracting and retaining highly qualified officers, on the one hand, with promoting stockholder accountability, on the other. Consistent with the General Corporation Law of the State of Delaware (the “DGCL”), the Proposed Amendments would exculpate certain officers only in connection with direct claims brought by stockholders for breaches of the fiduciary duty of care, including class actions, but would not eliminate or limit liability with respect to any of the following:

•	breach of fiduciary duty claims brought by the Company itself;
•	derivative claims brought by stockholders in the name of the Company;
•	any claims involving breach of the duty of loyalty to the Company or our stockholders;
•	any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•	any claims involving transactions from which the officer derived an improper personal benefit.

Additionally, in accordance with Delaware law, the Proposed Amendments would only apply to certain officers, namely to a person who (during the course of conduct alleged to be wrongful) (i) is or was serving as our President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller and Treasurer, (ii) is or was identified in our public filings with the Securities and Exchange Commission as one of our most highly compensated executive officers, or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process in Delaware.

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Taking into account the narrow class and type of claims for which certain officers would be exculpated, the Board believes that the Proposed Amendments benefit the Company and our stockholders by (i) enhancing our ability to attract and retain talented officers, and (ii) potentially reducing future litigation costs associated with frivolous lawsuits.

The Proposed Amendments also provide that if the exculpation provision of the Certificate is amended, modified, or repealed, officers will be entitled to the same protection as directors, such that any such amendment, modification, or repeal will not adversely affect any right or protection of a director or officer of the Company thereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

Additional Information

The Board has declared the Proposed Amendments to be advisable and in the best interests of the Company and its stockholders, and is accordingly submitting the Proposed Amendments to the stockholders for approval.

The general description of the Proposed Amendments set forth above is qualified in its entirety by reference to the text of the Proposed Amendments set forth in Appendix B to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by double underlining.

Required Vote

Approval of this proposal requires the affirmative vote of holders of a majority of Korn Ferry’s outstanding shares of common stock entitled to vote at the Annual Meeting. If approved, the Company’s officers will receive the protections from liability afforded by the Proposed Amendments effective upon the filing of a Certificate of Amendment setting forth the Proposed Amendments with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting.

The Board reserves the right to abandon the Proposed Amendments at any time before they become effective, even if they are approved by the stockholders. If our stockholders do not approve the Proposed Amendments, Article IX of the Certificate will remain unchanged and the Certificate of Amendment setting forth the Proposed Amendments will not be filed with the Secretary of State of the State of Delaware.

RECOMMENDATION
OF THE BOARD

The Board unanimously recommends that you vote “FOR” the approval of the amendments to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.

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Proposal 4

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2026. Ernst & Young has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s Restated Certificate of Incorporation nor its Bylaws require that the stockholders ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nonetheless retain Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Required Vote

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of those shares present, either online or by proxy, and entitled to vote at the Annual Meeting.

RECOMMENDATION
OF THE BOARD

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2026.

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Audit Committee Matters

Fees Paid to Ernst & Young

The following table summarizes the fees that Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Ernst & Young were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process (as discussed below).

	2025	2024
Audit fees(1)	$5,261,727	$4,998,882	(3)
Audit-related fees	—	—
Tax fees(2)	1,325,669	1,455,178
All other fees	—	—
TOTAL	$6,587,396	$6,454,060

(1)	Represents fees for audit services, including the annual audit, reviews of the Company’s quarterly financial statements, attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act, and statutory audits required by governmental agencies for regulatory, legislative, and financial reporting purposes.
(2)	Represents fees for tax compliance, planning, and advice, including tax return compliance and advice.
(3)	Includes $430,000 of additional audit fees related to the fiscal year ended April 30, 2024, which were invoiced after the filing of the 2024 proxy statement.

Fees paid to Ernst & Young in fiscal year 2025 were higher than in fiscal year 2024, primarily due to a higher number of statutory audits, audit of the Trilogy acquisition, and an S-8 filing for the increase in shares available for issuance under the Korn Ferry Amended and Restated 2022 Stock Incentive Plan. These increases were partially offset by a reduction in tax-related fees for fiscal year 2025.

Recommendation to Appoint Ernst & Young as Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young in determining whether to select Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2026 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee utilized a tailored external auditor assessment questionnaire and considered a number of factors, including:

•	continued independence of Ernst & Young,
•	length of time Ernst & Young has been engaged by the Company,
•	senior management’s assessment of Ernst & Young’s performance,
•	audit and non-audit fees,
•	capacity to staff the audit appropriately,
•	geographic and subject matter coverage,
•	lead Audit Engagement Partner performance,
•	overall performance,
•	commitment to audit quality in the U.S. and internationally, and
•	whether retaining Ernst & Young is in the best interests of the Company and its stockholders.

Based upon this review, the Audit Committee believes that Ernst & Young is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young to serve as our independent registered public accounting firm for fiscal year 2026.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. A new lead audit engagement partner took the position in June 2023 and accordingly became the new lead engagement partner commencing with the fiscal year 2024 audit.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm. Further, the Audit Committee is afforded the funding and resources it determines appropriate for compensating the independent registered public accounting firm and any advisers it may employ. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to help assure that they do not impair the registered public accounting firm’s independence from the Company. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case-by-case basis, unless such services fall within a detailed list of services as documented in the Company’s pre-approval policy whereby the Audit Committee has provided pre-approval for specific types of audit, audit-related, and permissible tax services within certain fee limitations. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to manage the approval of services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative.

All requests or applications for Ernst & Young’s services are submitted to the Senior Vice President, Finance and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and if the services are on the approved list of services, they are reported to the Audit Committee at regularly scheduled meetings. If the services do not meet the specific list of approved services, they are presented to the Audit Committee for review and approval. All requests or applications for Ernst & Young’s services receive approval from the Senior Vice President, Finance, prior to the Audit Committee’s review and approval.

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Report of the Audit Committee

The Audit Committee is comprised of five non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls, and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met seven times during fiscal year 2025. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management, and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the fiscal year ended April 30, 2025, and the quarters ended July 31, 2024, October 31, 2024, and January 31, 2025;
•	oversaw and discussed with management the Company’s review of internal control over financial reporting;
•	reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;
•	discussed with the independent registered public accounting firm the matters required to be discussed with audit committees under applicable standards of the PCAOB and SEC;
•	received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;
•	monitored the Alertline reporting system implemented to provide an anonymous complaint reporting procedure;
•	reviewed the scope of and overall plans for the annual audit and the internal audit program;
•	consulted with management, Ernst & Young, and Protiviti with respect to the Company’s processes for risk assessment and risk mitigation;
•	reviewed the Board agenda and materials regarding the Company’s cybersecurity and data privacy risks, the Company’s policies and controls designed to mitigate such risks, and the Company’s disaster recovery and business continuity plans;
•	reviewed the implementation and effectiveness of the Company’s Ethics and Compliance Program, including processes for monitoring compliance with law, Company policies, and the Code of Business Conduct and Ethics; and
•	reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2025, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).
The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2025. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2025, for filing with the SEC.

Audit Committee

Debra J. Perry, Chair
Laura M. Bishop
Matthew J. Espe
Charles L. Harrington
Angel R. Martinez

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of July 31, 2025, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067.

Name of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership	(1)	Percent of Class(1)
Doyle N. Beneby	39,940	(2)	*%
Laura M. Bishop	12,340	(3)	*%
Matthew J. Espe	6,440	(4)	*%
Russell A. Hagey	3,860	(5)	*%
Charles L. Harrington	15,930	(6)	*%
Jerry P. Leamon	19,352	(7)	*%
Angel R. Martinez	29,280	(8)	*%
Debra J. Perry	46,180	(9)	*%
Lori J. Robinson	21,820	(10)	*%
Gary D. Burnison	133,007	(11)	*%
Robert P. Rozek	72,419	(12)	*%
Michael Distefano	54,271	(13)	*%
Jeanne MacDonald	33,881	(14)	*%
Lesley Uren	18,409	(15)	*%
All directors and executive officers as a group (14 persons)	507,129	(16)%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	7,709,568	(17)%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	6,220,234	(18)%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	3,205,712	(19)%
*	Designated ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon _________ shares of common stock outstanding as of July 31, 2025, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of July 31, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Includes (i) 35,910 fully vested stock units and (ii) 4,030 restricted stock units which vest on September 17, 2025, all of which Mr. Beneby has deferred receipt until his retirement from the Board.
(3)	Includes 2,550 restricted stock units which vest on September 17, 2025, all of which Ms. Bishop has deferred receipt until her retirement from the Board.
(4)	Includes (i) 3,890 fully vested stock units and (ii) 2,550 restricted stock units which vest on September 17, 2025, all of which Mr. Espe has deferred receipt until his retirement from the Board.
(5)	Includes 3,860 restricted stock units which vest on September 17, 2025, of which Mr. Hagey has deferred receipt of 1,310 restricted stock units until his retirement from the Board.
(6)	Includes (i) 11,930 fully vested stock units and (ii) 4,000 restricted stock units which vest on September 17, 2025, all of which Mr. Harrington has deferred receipt until his retirement from the Board at the Annual Meeting.
(7)	Includes (i) 3,890 fully vested stock units and (ii) 2,550 restricted stock units which vest on September 17, 2025, all of which Mr. Leamon has deferred receipt until his retirement from the Board.
(8)	Includes (i) 3,890 fully vested stock units and (ii) 2,550 restricted stock units which vest on September 17, 2025, all of which Mr. Martinez has deferred receipt until his retirement from the Board.
(9)	Includes (i) 6,410 fully vested stock units and (ii) 4,210 restricted stock units which vest on September 17, 2025, all of which Ms. Perry has deferred receipt until her retirement from the Board at the Annual Meeting.
(10)	Includes 2,550 shares of restricted stock units which vest on September 17, 2025.
(11)	Includes 14,335 shares of unvested restricted stock over which Mr. Burnison has sole voting but no investment power.
(12)	Includes 5,068 shares of unvested restricted stock over which Mr. Rozek has sole voting but no investment power.
(13)	Includes 31,843 shares of unvested restricted stock over which Mr. Distefano has sole voting but no investment power.
(14)	Includes 25,515 shares of unvested restricted stock over which Ms. MacDonald has sole voting but no investment power.
(15)	Includes 14,816 shares of unvested restricted stock over which Ms. Uren has sole voting but no investment power.
(16)	Includes 28,850 shares of unvested restricted stock units which vest on September 17, 2025, as well as fully vested stock units deferred by the directors.
(17)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") with the SEC on April 30, 2025, which indicates that as of March 31, 2025, BlackRock had sole voting power with respect to 7,609,197 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,709,568 shares, and shared dispositive power with respect to 0 shares.
(18)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by The Vanguard Group ("Vanguard") with the SEC on February 13, 2024, which indicates that as of December 29, 2023, Vanguard had sole voting power with respect to 0 shares, shared voting power with respect to 40,588 shares, sole dispositive power with respect to 6,122,009 shares, and shared dispositive power with respect to 98,225 shares.
(19)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Dimensional Fund Advisors LP ("Dimensional") with the SEC on February 9, 2024, which indicates that as of December 29, 2023, Dimensional had sole voting power with respect to 3,145,198 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,205,712 shares, and shared dispositive power with respect to 0 shares.

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Questions and Answers About the Proxy Materials and the Annual Meeting

Why is the Company holding a Virtual Annual Meeting this year?

In order to permit stockholders from any location with access to the Internet to participate, the Annual Meeting will be held online via live audiocast this year at www.virtualshareholdermeeting.com/KFY2025. We intend to hold our virtual meeting in a manner that affords stockholders the same general rights and opportunities to participate as they would have at an in-person meeting.

What proposals will be voted on at the Annual Meeting?

(1) The election of the eight directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal;
(2) A non-binding advisory resolution to approve the Company’s executive compensation;
(3) The approval of amendments to Korn Ferry’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law; and
(4) The ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year.

How does the Board recommend I vote on each of the proposals?

The Board unanimously recommends that you vote your shares:

• “FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2026 Annual Meeting of Stockholders;
• “FOR” the approval, on an advisory basis, of the Company’s executive compensation;
• “FOR” the approval of amendments to Korn Ferry’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law; and
• “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year.

Who is entitled to vote during the Annual Meeting?

Holders of the Company’s common stock as of the close of business on the Record Date (July 31, 2025) are entitled to vote during the Annual Meeting.

Who can participate in the Virtual Annual Meeting?

Only stockholders of the Company as of the Record Date (or their authorized representatives) will be permitted to participate in the Annual Meeting online. To participate in the Annual Meeting online, including to vote or ask questions, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/ KFY2025, enter the 16-digit control number included on their proxy card, Notice, or voting instruction form, and follow the instructions on the website.

If shares are held in street name and the stockholder’s Notice or voting instruction form indicates that the stockholder may vote those shares through the www.proxyvote.com website, then the stockholder may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on the voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting audiocast will begin promptly at 8:00 a.m. Pacific Time. Online check-in will begin at approximately 7:45 a.m. Pacific Time. Stockholders are encouraged to access the Annual Meeting early. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Can stockholders ask questions at the Virtual Annual Meeting?

A question and answer session will be held during the Annual Meeting, and stockholders will be able to submit questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2025. The Company will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct posted on the virtual Annual Meeting website. If a question is not answered due to time constraints, the Company encourages stockholders to contact Investor Relations at Korn Ferry, Attn: Tiffany Louder, 1900 Avenue of the Stars, Suite 1225, Los Angeles, CA 90067 or at IR@KornFerry.com. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the Annual Meeting.

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How many votes is each share of common stock entitled to?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were [ ] shares of Company common stock issued and outstanding.

How do I vote?

If you are a stockholder of record, you can vote using the following methods:

(1) By Telephone—If you received your proxy materials by mail, you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
(2) By Internet—You can vote over the Internet:
Before the Annual Meeting by visiting www.proxyvote.com;
During the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2025; or
(3) By Mail—If you received your proxy materials by mail, you can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.

If you are a beneficial owner of shares held in street name, you should check your voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the nominees for director and whether your shares should be voted for or against each of the other proposals. You may also specify you would like to abstain from voting for or against a proposal or nominee.

If you submit a proxy without indicating your instructions, your shares will be voted as follows:

•	“FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2026 Annual Meeting of Stockholders;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” approval of amendments to Korn Ferry’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law; and
•	“FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year.

Can I revoke my proxy after I have submitted it?

Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before the taking of the vote at the Annual Meeting by:

(1) Sending a written revocation to the Corporate Secretary;
(2) Submitting a later dated proxy; or
(3) Participating in and voting at the virtual Annual Meeting (although participating in the virtual Annual Meeting will not in and of itself revoke a proxy).

Who will count the votes?

Christel Pauli with American Election Services, LLC will count the votes and act as the inspector of election at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy material instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our stockholders electronically via the Internet. On or about August [ ], 2025, we will mail the Notice to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2025 Annual Report. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or by the Internet or sign, date, and return a proxy card or voting card for each account.

What if I own shares through the Company’s 401(k) plan?

If you own shares that are held in our 401(k) plan, you will need to provide a voting direction to the trustee of the 401(k) plan, who will ultimately vote your shares on your behalf. You will receive instructions from the Company on how to provide your voting direction to the trustee of the 401(k) plan.

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What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares.

You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent.

What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank, or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. In certain circumstances, the broker, bank, or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank, or other nominee does not receive voting instructions from you; however, the broker, bank, or other nominee may nonetheless elect not to exercise this discretion. As a result, your broker, bank, or other nominee may not have discretion or may not exercise discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

What is the requirement to conduct business at the Annual Meeting?

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting. A quorum must be present online or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

How are votes counted?

Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum. Abstentions will have no effect on director elections but will have the effect of a vote against all other proposals. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

What is the voting requirement to approve each proposal?

For Proposal 1, in uncontested elections, directors are elected by a majority of the votes cast, meaning that each nominee must receive a greater number of shares voted “for” such nominee than the shares voted “against” such nominee. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating Committee’s recommendation and publicly disclose its decision and rationale behind it. In a contested election, director nominees are elected by a plurality of votes cast. Abstentions will not affect the outcome of the election of directors.

For Proposal 2 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposal 2, abstentions have the effect of a negative vote.

For Proposal 3 to be approved, the proposal must receive the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting. In determining the outcome of Proposal 3, abstentions and broker non-votes have the effect of a negative vote.

For Proposal 4 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposal 4, abstentions have the effect of a negative vote.

What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

As of filing, the Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy gives Gary D. Burnison and Robert P. Rozek authority to vote on those matters in their discretion.

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Who will bear the cost of the proxy solicitation?

The entire cost of the proxy solicitation will be borne by the Company. We hired D.F. King to assist in the distribution of proxy materials and solicitation of votes for approximately $30,000, plus reimbursement of any out-of-pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Who is making the solicitation in this Proxy Statement?

Korn Ferry is soliciting your vote with this Proxy Statement.

Where can I find copies of the Board’s corporate governance documents?

The Audit Committee, Compensation and Personnel Committee, and Nominating Committee each operate pursuant to a written charter adopted by the Board. These charters, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available at the Company’s website and in print to any stockholder who requests a copy. To access these documents from the Company’s website, go to https://ir.kornferry.com, select “Governance” from the menu in the middle of the page, then click on the “Governance Documents” link. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary.

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Other Matters

Certain Relationships and Related Transactions

From time to time, stockholders that beneficially own more than 5% of the Company’s common stock may engage the Company and its subsidiaries, in the ordinary course of business, to provide certain services and products. These transactions are negotiated on an arm’s-length basis and are subject to review and approval under the Company’s Related Person Transaction Policy (defined below) or, in the case of any such transactions that do not (together with any prior such transactions with a given stockholder) involve an aggregate amount in excess of $10,000,000 per year, are pre-approved under the Company’s Related Person Transaction Policy. During fiscal year 2025, in the ordinary course of business, the Company and its subsidiaries provided Vanguard, Blackrock, and American Century Investment Management (“ACIM”), each of which are or were during all or a portion of fiscal year 2025, a greater than five percent beneficial owner of the Company’s common stock, with certain services and products. The aggregate fees and expenses payable by Vanguard, Blackrock, and ACIM in fiscal year 2025 (or, in the case of ACIM, during the portion of fiscal 2025 when it was a greater than five percent beneficial owner), for such services and products was $6,498,735, $633,070, and $180,078, respectively. The transactions with Vanguard, Blackrock, and ACIM were each entered into on an arm’s-length basis, contain customary terms and conditions and were approved or pre-approved under the Company’s Related Person Transaction Policy, and were reviewed by the Audit Committee. In the future, the Company and its subsidiaries may provide, in the ordinary course of business, additional services and products to Vanguard, Blackrock, and/or ACIM.

In fiscal 2025, Mr. Burnison, the Company’s Chief Executive Officer, reimbursed the Company for approximately $300,000 of extended travel expenses relating to Company business regarding the Company’s EMEA operations. The Audit Committee considered such reimbursement and, following such consideration, authorized, approved, and ratified it. The Audit Committee considered and pre-approved a similar reimbursement for up to $250,000 of travel related expenses relating to Company business regarding the Company’s EMEA operations in fiscal year 2026. It is anticipated that in the future the Company and Mr. Burnison may engage in similar transactions.

Except as described above, to our knowledge, since the beginning of fiscal year 2025, the Company has not entered into or proposed to enter into any transaction with any executive officer, director, director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing in which the amount involved exceeds $120,000.

Related Person Transaction Approval Policy

The Audit Committee has adopted a written amended and restated policy for the review and approval of all transactions with related persons (the “Related Person Transaction Policy”). Pursuant to such policy, the Audit Committee must review the material facts of, and either approve or disapprove the Company’s entry into, any transaction, arrangement or relationship in which:

•	(i) the Company or any of its subsidiaries is a participant; and
•	(ii) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity, or both).

Under the Related Person Transaction Policy, the Audit Committee will prohibit any related person transaction (including those deemed pre-approved under the policy) if it determines the transaction is inconsistent with the interests of the Company and its stockholders.

For purposes of the Related Person Transaction Policy, a “related person” is any person who is or was, since the beginning of the Company’s most recently completed fiscal year, an executive officer, director, director nominee, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

As provided for in the Related Person Transaction Policy, the Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation:

•	(i) the employment of executive officers;
•	(ii) director compensation;
•	(iii) subject to compliance with the Company’s Investment Guidelines Policy, certain investments managed by a greater than 5% beneficial owner of the Company’s common stock;
•	(iv) subject to a $10,000,000 per fiscal year cap, certain ordinary course, arms-length transactions with persons who are a related person solely on account of being a greater than 5% beneficial owner of the Company’s common stock;
•	(v) any transaction with a related person where the aggregate amounts involved (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon) do not exceed $100,000, provided, that such transaction is entered into in the ordinary course of the Company’s business, on an arm’s length basis; and
•	(vi) any transaction with a related person (whether or not covered by any of the pre-approved transactions set forth above) in which the amount involved or the amount of the related person’s interest does not exceed $60,000.

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In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

The Related Person Transaction Policy requires the Audit Committee to regularly review any related person transactions approved by the Audit Committee Chair as well as certain pre-approved transactions, including the ordinary course business and de minimis transactions discussed above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and greater than ten percent beneficial owners to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC. Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company in fiscal year 2025 and the representations of reporting persons, all of the filings by the Company’s directors, officers, and beneficial owners of more than ten percent of the Company’s common stock were filed on a timely basis during fiscal year 2025 except for (i) two Form 4s for Mark Arian, one of which was with respect to a sale of shares of Company stock, and the other was with respect to the withholding of Company shares to satisfy the tax withholding obligation upon vesting of a tranche of time-based restricted stock; and (ii) one Form 4 for each of the following executive officers, Gary Burnison, Robert Rozek, and Michael Distefano, with respect to the withholding of Company shares to satisfy their respective tax withholding obligations upon vesting of a tranche of time-based restricted stock.

Annual Report to Stockholders

The Company’s Annual Report to Stockholders for fiscal year 2025, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2025 (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. Our 2025 Annual Report and Proxy Statement are posted on our website at www.kornferry.com. If any person who was a beneficial owner of the common stock of the Company on July 31, 2025, desires a complete copy of the Form 10-K, including the exhibits thereto, they will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of July 31, 2025, and should be directed to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary. The Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group, or any of the independent directors, may send written communications to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary or to corporatesecretary@kornferry.com. Communications received in writing are forwarded to the Board, committee, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Board will endeavor to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to the Company’s business to the Board and its members.

Submission of Stockholder Proposals for Consideration at the 2026 Annual Meeting

Rule 14a-8 Proposals

If a stockholder wishes to submit a proposal for consideration at the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, and wants that proposal to appear in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be submitted in writing and received at Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary, no later than [ ]. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s Bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

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Other Proposals or Nominations

The Company’s Bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business other than pursuant to Rule 14a-8. If a stockholder wishes to submit such a nominee or other business for consideration at the 2026 Annual Meeting of Stockholders, the Company’s Bylaws (which includes information required under Rule 14a-19) require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s Bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 20, 2026, nor earlier than the close of business on May 21, 2026; provided, however, that in the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 10 days before the last day a stockholder must deliver his or her written notice under the Company’s Bylaws, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

A stockholder notice should be sent to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s Bylaws will not be entertained at the 2026 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filings with the SEC or by writing our Corporate Secretary at the address identified above.

Stockholders Sharing an Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs, postage fees, and natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, Annual Report, or Proxy Statement mailed to you, please submit a request, either in writing or by phone, by contacting the Company at Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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Appendix A

Non-GAAP Financial Measures

This Proxy Statement contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, it includes:

•	Adjusted Diluted Earnings Per Share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, management separation charges and restructuring charges, net of income tax effect, when applicable, and to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•	Adjusted EBITDA, which is net income attributable to Korn Ferry before net income attributable to non-controlling interest, interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, restructuring charges, and management separation charges when applicable; and
•	Adjusted EBITDA margin, which is net income attributable to Korn Ferry before net income attributable to non-controlling interest, interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets, restructuring charges, and management separation charges when applicable.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this Proxy Statement provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.

These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our PSI business, 2) impairment of fixed assets primarily due to a software impairment charge in our Digital segment, 3) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices, 4) restructuring charges, net to align workforce to the challenging macroeconomic business environment, 5) separation charges due to contractual obligations due upon an executive’s death and 6) to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance.

The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted diluted earnings per share and Consolidated Adjusted EBITDA exclude certain charges that management does not consider ongoing in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.

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Korn Ferry and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(dollars in thousands, except per share amounts)

	Year Ended April 30,
	2025	2024	2023
	(unaudited)
NET INCOME ATTRIBUTABLE TO KORN FERRY	$246,062	$169,154	$209,529
Net income attributable to non-controlling interest	5,014	3,407	3,525
Interest expense, net	20,363	20,968	25,864
Income tax provision	93,836	50,081	82,683
Depreciation and amortization	80,287	77,966	68,335
Integration/acquisition costs	8,837	14,866	14,922
Management separation charges	4,614	—	—
Restructuring charges, net	1,892	68,558	42,573
Impairment of fixed assets	509	1,575	4,375
Impairment of right-of-use assets	2,452	1,629	5,471
ADJUSTED EBITDA	$463,866	$408,204	$457,277

NET INCOME ATTRIBUTABLE TO KORN FERRY MARGIN	9.0%	6.1%	7.4%
Net income attributable to non-controlling interest	0.2%	0.1%	0.1%
Income tax provision	3.4%	1.8%	2.9%
Interest expense, net	0.8%	0.8%	0.9%
Depreciation and amortization	2.9%	2.8%	2.4%
Integration/acquisition costs(1)	0.3%	0.5%	0.5%
Impairment of fixed assets(2)	0.0%	0.1%	0.2%
Impairment of right-of-use assets(3)	0.1%	0.1%	0.2%
Restructuring charges, net(4)	0.1%	2.5%	1.5%
Management separation charges(5)	0.2%	—%	—%
ADJUSTED EBITDA MARGIN	17.0%	14.8%	16.1%

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	Year Ended April 30,
	2025	2024	2023
	(unaudited)
DILUTED EARNINGS PER COMMON SHARE	$4.60	$3.23	$3.95
Integration/acquisition costs(1)	0.16	0.29	0.28
Impairment of fixed assets(2)	0.01	0.03	0.08
Impairment of right-of-use assets(3)	0.05	0.03	0.10
Restructuring charges, net(4)	0.03	1.32	0.82
Management separation charges(5)	0.09	—	—
Tax effect on the adjusted items(6)	(0.06)	(0.43)	(0.29)
Tax adjustment(7)	—	(0.19)	—
ADJUSTED DILUTED EARNINGS PER SHARE	$4.88	$4.28	$4.94

Explanation of Non-GAAP Adjustments

(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards, and the ongoing integration expenses.
(2)	Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)	Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)	Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from the challenging macroeconomic business environment.
(5)	Contractual obligations due upon an executive’s death.
(6)	Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, restructuring charges, net and management separation charges.
(7)	Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company’s US GAAP results but excluded from the Adjusted results.

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Appendix B

Amendments to Restated Certificate of Incorporation

Article IX: Director and Officer Liability

Neither a ~~A~~ director nor an officer of the Corporation shall ~~not~~ be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 17, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KFY2025**

You may attend the Annual Meeting of Stockholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76694-P34862

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KORN FERRY

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Doyle N. Beneby	☐	☐	☐
1b. Laura M. Bishop	☐	☐	☐
1c. Gary D. Burnison	☐	☐	☐
1d. Matthew J. Espe	☐	☐	☐
1e. Russell A. Hagey	☐	☐	☐
1f. Jerry P. Leamon	☐	☐	☐
1g. Angel R. Martinez	☐	☐	☐
1h. Lori J. Robinson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	**For**	**Against**	**Abstain**
2. Advisory (non-binding) resolution to approve the Company's executive compensation.	☐	☐	☐
3. Approval of amendments to Korn Ferry's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's 2026 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76695-P34862

KORN FERRY
2025 Annual Meeting of Stockholders
September 18, 2025 8:00 AM Pacific Time
Online at www.virtualshareholdermeeting.com/KFY2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary D. Burnison and Robert P. Rozek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Korn Ferry (the "Company") common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders (the "Meeting") of the Company to be held online via live audiocast on September 18, 2025 at www.virtualshareholdermeeting.com/KFY2025 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side